                                                                    EXHIBIT 10.1



*CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.







                                 LEASE AGREEMENT

                                 By and Between

                           LIFE SCIENCES BUILDING, LLC

                                  ("Landlord")

                                       and

                               CORIXA CORPORATION

                                   ("Tenant")

                                October 15, 2002

                                 LEASE AGREEMENT

               THIS LEASE AGREEMENT, (this "Lease") is made and entered into as of October 15, 2002 by and between LIFE SCIENCES BUILDING, LLC, a Washington limited liability company ("Landlord") and CORIXA CORPORATION, a Delaware corporation ("Tenant").

                                   ARTICLE 1.
                                    PREMISES

               1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises outlined on Exhibit B to this Lease, comprised of approximately 137,524 rentable square feet consisting of approximately 121,582 rentable square feet of office/laboratory space on floors seven through eleven and 15,942 rentable square feet of vivarium on Level B1 (the "Premises"), all in the building commonly known as Ninth & Stewart Lifesciences Building (the "Building"). The land described on Exhibit A to this Lease (the "Land") and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, access roadways, and all other related areas, shall be collectively hereinafter referred to as the "Building Complex."

               1.2 Upon Landlord's written approval of the Final Working Drawings for the Premises pursuant to Exhibit B and for reconfirmation again within fifteen (15) days after the Commencement Date and again within fifteen
(15) days after any event pursuant to which the Premises or Building Complex are expanded or contracted for any reason during the Lease Term including, without limitation, exercise by Tenant of the Right of First Opportunity pursuant to
Article 55 below, partial casualty or partial condemnation, Landlord's architect shall calculate and certify in writing to Landlord and Tenant the rentable area of the Premises and Building Complex. If Landlord's architect determines that the rentable area of the Premises or the Building is different from that stated in this Lease, rent that is based on rentable area (including Tenant's Share and the Tenant Improvement Allowance (as defined in the Work Letter Agreement) shall be recalculated in accordance with that determination. On the recalculation of rent as provided in this Section 1.2, the parties shall execute an amendment to this Lease stating the recalculated rent. Execution of that amendment shall not be a condition precedent to the effectiveness of the recalculated rent. Landlord's architect shall consult with Tenant's architect with respect to the remeasurement of the Premises pursuant to this Section 1.2 and Tenant shall have the right to have Tenant's architect present during such recalculation and shall also have the right to review the basis and methodology for such remeasurement. Unless Tenant's architect or Tenant provides written notice to Landlord outlining in reasonable detail its objections to Landlord's architect's determination of rentable area within twenty (20) business days after notice of that determination to Tenant, Landlord's architect's determination of rentable area shall be conclusive and binding on Tenant and Tenant shall not have any other right to remeasure the Premises. In the event Tenant timely objects to Landlord's architect's determination, and Landlord's architect and Tenant's architect are unable to resolve any differences within twenty (20) business days after that written objection, any dispute as to the Premises area shall be resolved by arbitration in accordance with Article 12 of this Lease. For purposes of this Lease, (1) "rentable area" and "usable area" shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996); (2) "rentable square feet" and "rentable footage" shall have the same meaning as the term "rentable area;" and
(3) "usable square feet" and "usable square footage" shall have the same meaning as the term "usable area."

                                   ARTICLE 2.
                         TERM AND CONDITION OF PREMISES

               2.1 Landlord is constructing those certain shell and core improvements listed on Schedule 1 to the Work Letter Agreement attached hereto as Exhibit C, all pursuant to plans and specifications prepared by MBT Architects and attached hereto as Exhibit H, as same may be reasonably modified in the design/construction process (such shell and core improvements being referred to herein as "Landlord's Work"). Landlord hereby agrees to use commercially reasonable efforts to (a) apply for the shoring permit for Landlord's Work by no later than November 1, 2002, (b) obtain a firm, written commitment for the construction loan for Landlord's Work by no later than January 1, 2003, (c) receive fee simple title to the real property on which the Building is located by no later than March 1, 2003, (d) commence construction of Landlord's Work by no later than March 1, 2003, (e) complete concrete core (i.e. top out the concrete elevator and stairway core of the Building) no later than October 15, 2003, (f) make the Premises available to Tenant for the commencement of construction of the Tenant Improvement Work (subject to the priority and coordination requirements of this Article 2) by no later than November 1, 2003 (the "TI Commencement Milestone Date"), and (g) Substantially Complete (as defined below) the Landlord's Work by June 1, 2004 (the "Landlord Work Milestone Date") (each of the foregoing, whether or not separately defined, is referred to as a "Construction Milestone" and the referenced date is a "Construction Milestone Date"). Tenant acknowledges and agrees that at the time of the TI Commencement Milestone Date, the Building will not be topped out and that the amount of Tenant Improvement Work that will be practical may be very limited. Each Construction Milestone Date, and the additional dates set forth in Sections
2.7 and 2.8 below, shall be extended to the extent its achievement is delayed by Force Majeure or Tenant Delay notwithstanding Landlord's reasonable efforts to mitigate such delay. In the event Landlord fails to meet one of the aforementioned Construction Milestones, Landlord shall immediately meet with Tenant and explain to Tenant why Landlord was unable to meet the Construction Milestone and demonstrate to Tenant's reasonable satisfaction how Landlord shall be able to meet the next Construction Milestone. The work hours at the site permitted under the Master Use Permit are 7:30 a.m. -- 6:00 p.m. Monday through Friday, and Tenant shall be entitled to utilize those hours of work, provided that the hours of work and/or areas of access may be limited by Landlord to the extent necessary to meet the priority and coordination requirements of this
Article 2.

               2.2 Tenant is constructing Tenant's Tenant Improvements pursuant to the Work Letter Agreement attached hereto as Exhibit C.

                      2.2.1 Tenant shall hire the architect to prepare the plans and specifications, including mechanical, electrical and plumbing drawings, for the Tenant Improvement Work within ten (10) business days after full execution of this Lease.

                      2.2.2 Tenant shall deliver complete plans and specifications, including mechanical, electrical and plumbing drawings, to Landlord for the Vivarium area not later than March 1, 2003 and for the balance of the Tenant Improvement Work no later than May 1, 2003 and shall execute its contract with its contractor not later than July 1, 2003 and shall obtain issuance of its building permit not later than November 1, 2003.

                      2.2.3 Tenant has selected BNBuilder's, Inc. to be the contractor for the Tenant Improvements. Landlord hereby approves the aforementioned contractor.

                      2.2.4 Landlord shall make the Premises available to Tenant for construction of the Tenant Improvement Work no later than the TI Commencement Milestone Date and Landlord shall grant to Tenant a Tenant Improvement Allowance as more specifically set forth in the Work Letter Agreement. The date on which Landlord grants Tenant such access is referred to herein as the "TI Commencement Date". During the period from the TI Commencement Date to the Commencement Date: (i) all terms and conditions of this Lease except the payment of Base Rent or Additional Rent shall apply, (ii) Tenant shall provide Landlord with all insurance required by the terms of this Lease, and
(iii) all construction by Tenant shall be performed in accordance with the terms of this Lease, including without limitation Article 15. During such period and prior to Substantial Completion of Landlord's Work, Landlord shall use commercially reasonable means to accommodate Tenant's construction of the Tenant Improvement Work, provided that it is understood that Landlord's Work shall have priority; Tenant shall not materially interfere with Landlord's construction of the Landlord's Work and shall direct its contractors to coordinate with Landlord's contractor so as to avoid any such interference and shall further require its contractors to comply with such reasonable work coordination rules procedures as may be promulgated from time to time by Landlord's construction manager. After Substantial Completion of Landlord's Work, Landlord shall coordinate any punch list items so as to minimize interference with the Tenant Improvement Work and it shall direct its contractors to coordinate with Tenant's contractor so as to avoid to the maximum extent practical any such interference.

               2.3 "Substantial Completion" or "Substantially Completed" as used in the Lease and the Work Letter shall mean that (1) the applicable improvements are substantially complete (as that term is commonly used in the construction industry) in accordance with the requirements of the Work Letter Agreement or the Lease, as applicable, (2) the architect designing and supervising such improvements has certified that such improvements are substantially complete in accordance with the applicable plans and specifications using AIA Form G 704, (3) to the extent applicable, the contractor performing such work has issued a notice of substantial completion under the applicable contract, and (4) to the extent applicable a building permit sign off or other governmental approval has been issued in connection with the referenced work. The existence of the types of incomplete or defective work commonly found on a construction "punch list" shall not be deemed to delay Substantial Completion, but Landlord shall complete or remedy such Punch List Items as provided in Section 2.5 below.

               2.4 Tenant may occupy and commence business operations in the Premises as soon as Tenant has Substantially Completed construction of its Tenant Improvements. If Tenant conducts business operations (as opposed to construction, fixturing and move-in) from the Premises prior to the Commencement Date, Tenant shall not pay Base Rent, but shall pay monthly in arrears an amount equal to Tenant's share of Operating Expenses and Taxes in the ratio that the average amount of rentable square footage of the Premises actually used by Tenant for the conduct of business during that month bears to the total rentable square footage of the Premises.

               2.5 The Commencement Date of this Lease shall be November 1, 2004, provided that notwithstanding the foregoing, the Commencement Date of this Lease shall not occur until Landlord has Substantially Completed such Common Area improvements (including lobby, parking and loading dock) as are necessary for Tenant's beneficial enjoyment of the Premises and has obtained issuance of such building permit sign offs as are necessary for Tenant's full beneficial occupancy of the Premises (excluding such sign offs as are available only upon Tenant's Substantial Completion of the Tenant Improvement Work), provided further that if such work is delayed by the acts or omissions of Tenant (including Tenant Delay), then for purposes of establishing the Commencement Date, the work shall be deemed to have been complete or Substantially Complete (as applicable) on the date it would have occurred but for the delays caused by such acts or omissions of Tenant.

               2.6 The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alteration in the Premises not required to be performed by Landlord. In the event the Term shall commence on a day other than the first day of a month, then the Base Rent shall be immediately paid for such partial month prorated on the basis of a thirty (30) day month.

               2.7 Rent shall commence on November 1, 2004 unless Landlord's Work is not Substantially Complete by June 1, 2004. If Landlord's Work is not Substantially Complete by June 1, 2004, then Landlord shall provide Tenant with one (1) day of free rent for every one (1) day of delay caused by Landlord for the first thirty-one (31) days thereafter, and two (2) additional days of free rent for every one (1) day of delay caused by Landlord thereafter.

               2.8 Landlord shall promptly report to Tenant the achievement of each Construction Milestone, and shall not less often than monthly provide a new construction schedule setting forth any adjustments to the timelines caused by failure to achieve a Construction Milestone(s) as scheduled. If Landlord fails to meet two consecutive Construction Milestones such that, notwithstanding Landlord's announced mitigation efforts, Tenant reasonably concludes that Substantial Completion of Landlord's Work will not occur prior to November 1, 2004, then Tenant may give notice of intent to terminate this Lease by written notice given to Landlord within fifteen (15) days of Tenant's receipt of the notice showing the missed Construction Milestone or revised schedule. Landlord may challenge Tenant's notice of intent to terminate through expedited arbitration as set forth in Article 12 and may render such notice ineffective by showing either (1) that Landlord's Work is reasonably expected to be Substantially Complete not later than November 1, 2004, or (2) that Landlord has obtained, at Landlord's expense, an extension or forbearance of Tenant's existing lease at 1124 Columbia, Seattle, WA, to a date at least thirty (30) days after Substantial Completion of Landlord's Work.

               2.9 Except for the shell and core improvements set forth in
Schedule 1 to the Work Letter and further shown on Exhibit H, Landlord has no obligation to construct improvements in the Premises.

               2.10 Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or defects (the "Punch List Items") which were part of Landlord's Work in the Premises within thirty (30) days after the Commencement Date and Landlord shall, at its sole expense, promptly complete said work and/or remedy such unsatisfactory conditions or defects. The existence of any such Punch List Items shall not affect the Commencement Date or the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder.

               2.11 Subject to completion of the Punch List Items, the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

               2.12 The term of the Lease ("Term") shall be for fifteen (15) years beginning on the Commencement Date and ending on the day before the fifteenth (15th) annual anniversary of the Commencement Date.

               2.13 Force Majeure; Landlord Delay; Tenant Delay.

                      2.13.1 The term "Force Majeure Delay" as used in the Lease or the Work Letter Agreement shall mean any delay to the extent caused by: (a) actual delay or failure to perform attributable to any industry-wide strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, act of a public enemy, war, riots, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources, inability to perform by reason of regulation or order of any government or regulatory body; or the failure of any public utility to furnish services; or (b) delay attributable to lightning, earthquake, fire, storms, hurricanes, tornado, floods, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives (each "Force Majeure" or a "Force Majeure Event"). Any prevention, delay or stoppage due to any Force Majeure Event shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except that this clause shall not apply to Tenant's obligations regarding use and disposal of Hazardous Materials and compliance with Environmental Requirements and the obligations of either party to pay moneys including rental and other charges, pursuant to the Lease). Landlord and Tenant shall each have the obligation to reasonably mitigate the effects of any Force Majeure Event, and Force Majeure Delay shall be only that delay that could not reasonably have been avoided by such mitigation efforts. Each party shall notify the other within ten (10) days after the occurrence of any Force Majeure Delay, describing the nature of the event and the estimated amount of the delay.

                      2.13.2 The term "Landlord Delay" as used in the Lease or the Work Letter Agreement shall mean any delay in Substantial Completion of the Tenant Improvement Work to the extent caused by: (i) delay in the giving of authorizations or approvals by Landlord beyond the time periods permitted hereunder where Tenant has timely sought such authorizations or approvals and has provided all information and plans required by Landlord for due consideration of such requests; or (ii) delay attributable to the acts or failures to acts whether willful/negligent or otherwise, of Landlord, its agents or contractors, after the TI Commencement Date where such acts or failures are not in keeping with Landlord's obligations hereunder and directly cause delay in the completion of the Tenant Improvement Work, including failure to give access to the Premises or failure to work in cooperation and conjunction with Tenant's Contractor in the construction of the Tenant Improvement Work (as provided in this Article 2), or (iii) delay to the extent directly caused by Landlord having substantially altered the basic structural or building system elements of the Design Development Plans (as defined in the Work Letter Agreement) so as to require modifications to the then-existing Tenant Improvement Plans which modifications in turn directly delay Tenant's Substantial Completion of the Tenant Improvements. Landlord Delay shall not include mere delay in Substantial Completion of Landlord's Work, which is dealt with separately in Sections 2.7 and 2.8. Landlord Delay shall be counted only once -- in the ultimate effect on Substantial Completion of the Tenant Improvement Work notwithstanding reasonable mitigation. Tenant shall have the obligation to reasonably mitigate the effects of any event potentially causing Landlord Delay, and Landlord Delay shall be only that delay that could not reasonably have been avoided by such mitigation efforts. Tenant shall notify Landlord immediately upon Tenant's encountering any situation that Tenant believes could lead to Landlord Delay, and in any event within ten (10) days after the occurrence of any alleged Landlord Delay, describing the nature of the event, actions Landlord can take to avoid or mitigate the Landlord Delay, and the estimated amount of the Landlord Delay. If Landlord Delay (after accounting for all other delays) causes delay in Substantial Completion of the Tenant Improvements beyond November 1, 2004 (as such date is extended due to Force Majeure or Tenant Delay), then the Commencement Date shall be extended one day for each day of Landlord Delay, excluding the number of days between the commencement of the Landlord Delay and Tenant's notification to Landlord of the event causing Landlord Delay. Thus, for example, if the event commences Day 1, Tenant notifies Landlord Day 3, the event is remedied or ceases Day 10, and the total delay in Substantial Completion of the Tenant Improvement Work beyond November 1, 2004 due to the event is five (5) days, then the Commencement Date shall be extended by two (2) days (being the five (5) days of Landlord Delay less the three (3) day notification period)

                      2.13.3 The term "Tenant Delay" as used in the Lease or the Work Letter Agreement shall mean any delay in Substantial Completion of Landlord's Work or the Tenant Improvement Work to the extent caused by: (i) delay in the seeking or giving of authorizations or approvals by Tenant beyond the time periods permitted hereunder; or (ii) delay attributable to the acts or failures to act whether willful/negligent or otherwise, of Tenant, its agents or contractors, after the TI Commencement Date where such acts or failures are not in keeping with Tenant's obligations hereunder and directly cause or contribute to delay in the completion of Landlord's Work or the Tenant Improvement Work, including failure to coordinate with Landlord's contractor and/or to pay or properly direct or cooperate with Tenant's contractor, or (iii) delay to the extent directly caused or contributed to by Tenant requiring changes in the plans and specifications so as to delay the construction of Landlord's Work or the Tenant Improvement Work. Tenant Delay shall be counted only once -- in the ultimate effect on Substantial Completion of Landlord's Work or Tenant Improvement Work (as applicable) notwithstanding reasonable mitigation. Landlord shall have the obligation to reasonably mitigate the effects of any event potentially causing Tenant Delay, and Tenant Delay shall be only that delay that could not reasonably have been avoided by such mitigation efforts. Landlord shall notify Tenant immediately upon Landlord's encountering any situation that Landlord believes could lead to Tenant Delay, and in any event within ten (10) days after the occurrence of any alleged Tenant Delay, describing the nature of the event, actions Tenant can take to avoid or mitigate the Tenant Delay, and the estimated amount of the Tenant Delay.

                                   ARTICLE 3.
                            USE, NUISANCE, OR HAZARD

               3.1 The Premises shall be used and occupied by Tenant solely for general office, laboratory research, vivarium and related uses and any other legally permitted uses consistent with the character of the Building and the uses permitted by Landlord of other tenants of comparable space in the Building and such other uses as are approved in writing by Landlord, provided that any uses involving increased Biosafety Levels shall be contingent on Tenant providing the same certifications regarding improvements and procedures as are required for Tenant's initial improvements and procedures. Tenant shall also be permitted to use the vivarium area on the Basement Level for the above purposes and also for a vivarium for biomedical related research, subject to the special regulations set forth on Exhibit E. The Premises shall not be used for any other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to withhold its consent if the proposed use would: (1) materially increase the risk of environmental contamination in the Building Complex, (2) generate such airborne byproducts, vibration or noise as would create a material risk of disruption of the activities of other tenants in the Building Complex, (3) be of a nature substantially more controversial than the uses of other tenants in the Building Complex so as to create a likelihood, in Landlord's reasonable judgment, that demonstrations or vandalism will be directed against the new use, or (4) place materially greater demands on the Building systems, unless Tenant agrees to pay for all necessary upgrades and the cost of additional usage. Any dispute concerning Landlord's grant or denial of consent to an additional use shall be settled by Expedited Arbitration pursuant to Article 12, and Tenant's remedy shall be limited to specific performance.

               3.2 Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which is illegal or which Landlord, in its reasonable discretion, deems to be dangerous; permit any public or private nuisance; do or permit any act or thing which unreasonably disturbs the quiet enjoyment of any other tenant of the Building Complex; keep any substance or carry on or permit any operation which introduces offensive odors or conditions into other portions of the Building Complex, use any apparatus which unreasonably makes undue noise or sets up vibrations in or about the Building Complex; permit anything to be done which increases the premiums paid by Landlord for fire and extended coverage insurance on the Building Complex or its contents unless Tenant pays for the cost of such increased premium or causes a cancellation of any insurance policy covering the Building Complex or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Building Complex, now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within five (5) business days after notice from Landlord (which five (5) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such five (5) business day period so long as the Tenant commences the cure of such breach within such five
(5) day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

                                   ARTICLE 4.
                                      RENT

               4.1 Tenant hereby agrees to pay Landlord a base annual rental (the "Base Rent") as follows subject to recalculation as provided in Section 1.2:

                      (a) Commencing on the Commencement Date and continuing through and including the last day of the twenty-fourth (24th) month of the Term, the Base Rent shall be $33.00 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (b) Commencing on the first day of the twenty-fifth (25th) month of the Term and continuing through and including the last day of the forty-eighth (48th) month of the Term, the Base Rent shall be $34.76 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (c) Commencing on the first day of the forty-ninth (49th) month of the Term and continuing through and including the last day of the seventy-second (72nd) month of the Term, the Base Rent shall be $36.61 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (d) Commencing on the first day of the seventy-third
        (73rd) month of the Term and continuing through and including the last day of the ninety-sixth (96th) month of the Term, the Base Rent shall be $38.57 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (e) Commencing on the first day of the ninety-seventh
        (97th) month of the Term and continuing through and including the last day of the one hundred twentieth (120th) month of the Term, the Base Rent shall be $40.62 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (f) Commencing on the first day of the one hundred twenty-first (121st) of the Term and continuing through and including the last day of the one hundred forty-fourth (144th) month of the Term, the Base Rent shall be $42.79 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (g) Commencing on the first day of the one hundred forty-fifth (145th) month of the Term and continuing through and including the last day of the one hundred sixty-eighth (168th) month of the Term, the Base Rent shall be

        $45.07 per rentable square foot per annum, payable in advance in equal monthly installments.

                      (h) Commencing on the first day of the one hundred sixty-ninth (169th) month of the Term and continuing through and including the last day of the one hundred eightieth (180th) month of the Term, the Base Rent shall be $47.48 per rentable square foot per annum, payable in advance in equal monthly installments.

For purposes of rent adjustment under the Lease, months shall be calculated such that the adjustment date falls on the first day of a calendar month. If the Commencement Date is prior to the 16th day of the month, the number of months shall be measured from the first day of the calendar month in which the Commencement Date occurs; if the Commencement Date is on or after the 16th day of the month, the number of months shall be measured from the first day of the next calendar month. Each monthly installment (the "Monthly Rent") shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant's Share of Operating Expenses and Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as hereinafter set forth, all of which shall constitute additional rent under this Lease (the "Additional Rent"). The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called "Rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset, except as specifically provided in this Lease, c/o Touchstone Corporation, 2025 First Avenue, Suite 790, Seattle, WA 98121, or as Landlord may designate from time to time. Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant.

               4.2 The Base Rentals established in this Lease are established with the parties' understanding and anticipation that Landlord will apply for and be entitled to exemption from Washington State Sales Tax on construction of the Building Complex and Premises. Tenant agrees to support Landlord in any such application and further agrees that Landlord shall be entitled to such Sales Tax exemption on any work performed by Landlord other than the Tenant Improvement Work without further credit to Tenant beyond the benefits conferred in the rent structure. Tenant shall be responsible for applying for, and shall be entitled to all of the benefits from any Washington State Sales Tax exemption on all Tenant Improvements and Alterations whether paid for out of the Tenant Improvement Allowance or by Tenant out-of-pocket.

               4.3 In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder or Landlord hereunder is not paid to the party to whom payment is due ("Payee") within five (5) days following the delivery by Payee of notice to the other party ("Sender") that such payment is overdue, the Payee shall pay to Sender a late charge (the "Late Charge"), as Additional Rent in the case of Tenant, in an amount of five percent (5%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord or Tenant hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord's or Tenant's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord's or Tenant's right to charge and collect such Late Charges in connection with any other similar or like late payments. Notwithstanding the above, in the case of any amount due that is not a regularly scheduled amount such as Base Rent or Tenant's Share of Operating Expenses and Taxes (e.g. that is a reimbursement by Tenant to Landlord for repairs made by Landlord on Tenant's behalf or a draw by Tenant on the Tenant Improvement Allowance), if the party from whom the amount is due disputes either the obligation or the timing of the payment and further pays all undisputed amounts, then the issues relating to the disputed amounts shall be resolved by Expedited Arbitration pursuant to Article 12, and the Late Charge shall be not applicable if any amounts found due are paid within the later of (i) the date the arbitrator finds them to be due or (ii) fifteen (15) days after the decision of the arbitrator.

               4.4 Tenant shall deliver to Landlord a Letter of Credit (as defined in Article 54) in accordance with Article 54, which may be drawn as provided therein after a Draw Event (as defined in Article 54 below). The Letter of Credit shall be delivered to Landlord on the date established by Landlord in a written notice to Tenant, provided that such date shall be not less than thirty (30) days after the delivery of the notice to Tenant. Tenant's failure to deliver the Letter of Credit within the timeframe set forth above shall be an Event of Default and each day of delay in Tenant providing the Letter of Credit to Landlord shall be considered a "Tenant Delay" for purposes of this Lease and the Work Letter Agreement.

               4.5 If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days Tenant is in occupancy of the Premises for such partial month.

               4.6 All Rents and any other amount payable by Tenant to Landlord hereunder or amounts payable by Landlord to Tenant hereunder, if not paid when due, shall bear interest from the date due until paid at a rate (the "Interest Rate") equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord's or Tenant's right to charge and collect such interest in connection with any other or similar or like delinquent payments. Notwithstanding the above, in the case of any amount due that is not a regularly scheduled amount such as Base Rent or Tenant's Share of Operating Expenses and Taxes (e.g. a reimbursement by Tenant to Landlord for repairs made by Landlord on Tenant's behalf or a draw by Tenant on the Tenant Improvement Allowance), if the party from whom the amount is due disputes either the obligation or the timing of the payment and further pays all undisputed amounts, then the issues relating to the disputed amounts shall be resolved by Expedited Arbitration pursuant to Article 12, and interest shall not commence to run on unpaid amounts until the later of
(i) the date the arbitrator finds them to be due or (ii) fifteen (15) days after the decision of the arbitrator.

               4.7 If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

                                   ARTICLE 5.
                          OPERATING EXPENSES AND TAXES

               5.1 Definitions.

                      (a) "Operating Expenses", as said term is used herein, shall mean, except to the extent excluded below, all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, repair or maintenance of the Building Complex. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

                                (i) Management fees and wages and salaries (not
               above the level of Building or Property Manager or whatever title represents the management representative primarily responsible for the day-to-day management of the Building), and any and all taxes, insurance and benefits of the Building manager and any clerical, maintenance, or other management employees directly associated with the operation of the Building; provided, however, total fees for management services provided by a management company or by Landlord or an agent of Landlord shall not exceed [*] of total rental income;

                                (ii) All expenses for the Building management
               office including rent (to the extent it does not exceed fair market rent and excluding any express or rental costs or imputed charges for leasing operations within such office space), office supplies, and materials therefor;

                                (iii) Except to the extent excluded herein, all
               supplies, materials, and tools;


----------

* Confidential treatment requested.

                                (iv) Except to the extent excluded in
               subparagraph (b)(xviii) below, all costs incurred in connection with the operation, maintenance, repair of the Building Complex and routine replacement of building systems therein, such costs to include but be limited to, costs relating to the following: elevators; heating, ventilating and air conditioning systems; security; cleaning and janitorial; parking lot and landscape; window washing; building painting; and license, permit and inspection fees. With respect to any capital replacement of a building system (such as an elevator), the cost of such replacement shall be amortized by Landlord over the useful life of the applicable item together with interest on the unamortized balance thereof;

                                (v) Except to the extent excluded herein, costs
               of water, pure water, sewer, electric, gas, and any other utility charges;

                                (vi) Costs of insurance carried by Landlord
               including but not limited to casualty, rental interruption, and liability insurance, earthquake and any deductibles payable thereunder;

                                (vii) The cost of any capital alterations or
               additions made to the Building Complex by Landlord after the date of this Lease which are or may be required, by any law, ordinance, rule, regulation or otherwise that was not applicable or in effect as of mutual execution of this Lease, amortized over such period as Landlord shall reasonably determine, together with interest on the unamortized balance;

                                (viii) The cost of any labor or energy saving
               device or other equipment installed by Landlord which improves the operating efficiency of any system within the Building Complex and thereby reduces Operating Expenses. Landlord may add to Operating Expenses in each Lease Year during the useful life of such device or equipment an amount equal to the annual amortization allowance of the cost of such device or equipment as determined in accordance with generally accepted real estate practices, consistently applied, together with interest on the unamortized balance thereof, provided, however, that the amount of such allowance and interest shall not exceed the annual cost or expense reduction attributed by Landlord to such device or equipment and provided further that the savings do not redound primarily to the benefit of any particular tenant; and

                                (ix) Legal, accounting, inspection, and
               consultation fees incurred in connection with the operation of the Building Complex.

                      (b) Expressly excluded from Operating Expenses are the following items:

                                (i) Advertising and promotional expenditures,
               leasing commissions and the costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

                                (ii) Repairs and restoration paid for by the
               proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

                                (iii) Principal, interest, points, fees and
               other costs directly related to financing the Building Complex or ground lease rental or depreciation;

                                (iv) The cost of special services to tenants
               (including Tenant) for which a special charge is made;

                                (v) The costs of repair of casualty damage or
               for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards received by Landlord;

                                (vi) The costs of any capital expenditures
               except as expressly permitted to be included in Operating Expenses as provided under clauses (a)(iv), (a) (vii) and (a)
               (viii) above;

                                (vii) The costs, including without limitation,
               permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Building Complex or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Building Complex or promotional or other costs in order to market space to tenants or potential tenants;

                                (viii) The legal fees and related expenses and
               costs incurred by Landlord (together with any damages awarded against Landlord) due to the violation by Landlord of the terms and conditions of any lease of tenant space in the Building Complex or violation by any tenant of the terms and conditions of any lease of space in the Building;

                                (ix) The costs arising from the presence of any
               Hazardous Materials which (a) existed on the Land as of the Commencement Date other than as a result of the activities or directives of Tenant, and/or (b) were placed within, upon or beneath the Building Complex by Landlord;

                                (x) The attorneys' fees in connection with the
               negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

                                (xi) The expenses in connection with services or
               other benefits which are not available to Tenant or for which Tenant is charged directly, and costs for which Landlord is reimbursed by Tenant or any other tenant or occupant of the Building Complex (other than reimbursement through the Operating Expense and Taxes pass-through provisions of their respective leases);

                                (xii) The costs arising from Landlord's
               charitable or political contributions;

                                (xiii) The costs (other than ordinary
               maintenance and insurance) for sculpture, paintings and other objects of art;

                                (xiv) The interest and penalties resulting from
               Landlord's failure to pay any items of Operating Expense when due except where due to Tenant's default;

                                (xv) The Landlord's general corporate overhead
               and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord's employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Building Complex, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building Complex, costs (including in-house legal costs) of any disputes between Landlord and its employees (if any) not engaged in the operation of the Building Complex, disputes of Landlord with management, or fees (including in-house legal costs) paid in connection with disputes with other Building Complex tenants or occupants (except to the extent such dispute is based on Landlord's good faith efforts to benefit Tenant or meet Landlord's obligations under this Lease) and Landlord's in-house legal costs and accounting fees associated with the operation of the Building Complex;

                                (xvi) The costs arising from the gross
               negligence or willful misconduct of Landlord, and tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

                                (xvii) The management office rental to the
               extent such rental exceeds the fair market rental for such space;

                                (xviii) The costs of correction of latent
               defects in the initial construction of Landlord's Work;

                                (xix) Costs of items considered capital
               betterments (as opposed to repairs and replacements of existing systems) ("Capital Betterments"); except for those Capital Betterments specifically permitted in subparagraphs 5.1(a)(vii) and (viii) above;

                                (xx) Rentals for items (except when needed in
               connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Betterment which is specifically excluded in
               (a)(xxviii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

                                (xxi) Depreciation, amortization and interest
               payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                                (xxii) Marketing costs, including without
               limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

                                (xxiii) Costs arising from casualty or other
               damage to the extent caused by the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents, including damages and replacement costs to the extent caused by the negligent use of defective Building materials in Landlord's construction of the Building Complex, all to the extent such costs exceed a total insurance deductible per occurrence for the Building Complex of Fifty Thousand Dollars

               ($50,000), provided that such amount shall be increased annually by five percent (5%);

                                (xxiv) Overhead and profit increment paid to
               Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                                (xxv) Any compensation paid to clerks,
               attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator;

                                (xxvi) Rentals and other related expenses
               incurred in leasing HVAC systems, elevators or other equipment that would otherwise constitute Capital Betterments (except for those Capital Betterments specifically permitted in subparagraphs 5.1(a)(vii) and (viii) above), and except for (a) expenses in connection with making minor repairs on or keeping Building systems in operation while minor repairs are being made and (b) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

                                (xxvii) The cost of any electric power used by
               any tenant in the Building in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant of the Building used the Building-standard amount of electric power;

                                (xxviii) Any entertainment, dining or travel
               expenses for any purpose;

                                (xxix) Any flowers, gifts, balloons, etc.
               provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

                                (xxx) Any "validated" parking for any entity;

                                (xxxi) Any "finders fees", brokerage commissions
               or other job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

                                (xxxii) Any "above-standard" cleaning,
               including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

                                (xxxiii) The cost of any magazine, newspaper,
               trade or other subscriptions;

                                (xxxiv) The cost of any training or incentive
               programs, other than for tenant life safety information services;

                                (xxxv) The cost of any "tenant relations"
               parties, events or promotion not consented to by an authorized representative of Tenant in writing;

                                (xxxvi) Increased insurance premiums to the
               extent caused by Landlord's or any other tenant's acts or omissions if and to the extent the insurance company so identifies the increase;

                                (xxxvii) Any costs, fines, or penalties incurred
               due to the violation by Landlord of any laws, regulations, ordinances, or orders of any governmental entity; and

                                (xxxviii) Costs incurred in connection with any
               bankruptcy proceedings of Landlord or of any other Building tenant.

                      (c) "Taxes" shall mean all actual ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, local improvement district taxes and assessments, water, sewer and pure water charges not included in Section 5.1(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the Building Complex, the Building, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same but excluding any net income, franchise, capital stock, succession, transfer, gift, estate or inheritance tax imposed by the State of Washington or the United States or by their respective agencies, branches or departments.

                      (d) "Lease Year" shall mean the twelve (12) month period commencing January 1st and ending December 31st.

                      (e) "Tenant's Building Percentage" shall mean Tenant's percentage of the entire Building as determined by dividing the Rentable Area of the Premises by the total Rentable Area of the Building, which is 137,524 square feet. For the purposes of this Section, Tenant's Building Percentage is 64.20% If there is a change in the total Building Rentable Area or the Premises as a result of Tenant's exercise of its Right of First Opportunity (as defined below), an addition to the Building, partial destruction, partial condemnation, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes.

                      (f) "Common Areas" shall mean those portions of the Building Complex which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building Complex, whether or not those areas are open to the general public, together with such other portions of the Building Complex designated by Landlord, in its discretion, which areas are to be shared by Landlord, Tenant and all other tenants of the Building Complex, and may include, without limitation, any parking facilities, lobbies (excluding lobbies, corridors and bathrooms where the full floor is leased by a single tenant), fixtures, systems, signs, facilities, lakes, gardens, parks or other landscaping used in connection with the Building Complex, pedestrian walkway systems within the Building Complex, whether above or below grade, park or other facilities within the Building Complex open to the general public and roadways, sidewalks, walkways, parkways, driveways, and landscape areas appurtenant to the Building Complex and owned by Landlord or if not owned by Landlord then only to the extent Landlord is legally obligated to repair and maintain the same (provided that Landlord may, as an Operating Expense, conduct routine sweeping, cleaning and similar appearance and safety maintenance on the city sidewalks adjoining the Building Premises even though not legally obligated to perform same).

                      (g) "Market Area" shall mean the area bordered by Ravenna Boulevard on the North, Broadway on the East, Yesler on the South, and Puget Sound on the West.

                      (h) "Comparable Buildings" shall mean comparable Class "A" Biomedical office use buildings owned by institutions in the Market Area built after 1999.

               5.2 Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as hereinafter defined) of the Operating Expenses for each Lease Year. "Tenant's Share" shall be determined by multiplying the Operating Expenses for such Lease Year by Tenant's Building Percentage. Landlord shall, in advance of each Lease Year, estimate in good faith what Tenant's Share will be for such Lease Year based, in part, on Landlord's operating budget for such Lease Year, and Tenant shall pay Tenant's Share as so estimated each month (the "Monthly Expense Payments"). The Monthly Expense

Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Notwithstanding the foregoing or any other provision in this Lease to the contrary, all payments for non-routine, non-recurrent additional rent by Tenant resulting from a written invoice from Landlord shall be due and payable within thirty (30) days after the receipt by Tenant of such invoice.

               5.3 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Building Complex and such statement shall set forth Tenant's Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Share of Operating Expenses and the amount of Monthly Expense Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant's Share is less than the amount of Monthly Expense Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Expense Payments to become due hereunder. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Expense Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised Operating Expenses multiplied by Tenant's Building Percentage divided by the number of months remaining in such Lease Year. If this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within thirty (30) days after the expiration or earlier termination of the Lease.

               5.4 If, within one (1) year following Tenant's receipt of the Operating Expense statement or Taxes statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one (1) or more errors in either such statement, it shall be deemed conclusively that the information set forth in such statement(s) is correct. Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term,
(b) the records for each Lease Year may be audited only once, and (c) such audit is commenced within one (1) year following Tenant's receipt of the applicable statement for the Lease Year to be audited. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant's duly authorized representative, at Tenant's sole cost and expense, shall have the right, upon fifteen (15) days' written notice to Landlord, to inspect Landlord's books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord's managing agent (provided the same are within a ten mile radius of the Building Complex) during ordinary business hours, provided that such audit must be conducted so as not to unreasonably interfere with Landlord's business operations and must be reasonable as to scope and time. Tenant may photocopy, at Tenant's expense, such records subject to a confidentiality agreement reasonably satisfactory to Landlord

(which shall include non-disclosure to other tenants). If actual Operating Expenses or Taxes are determined to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses or Taxes are determined to have been overstated by Landlord for any calendar year by in excess of five percent (5%), then Landlord shall pay the reasonable costs and expenses of Tenant's audit within thirty (30) days of receipt of an invoice therefor. Such excess repayment obligation shall survive the expiration or earlier termination of this Lease.

               5.5 Tenant's Share of Operating Expenses for any partial Lease Year (where the Commencement Date or Termination Date under this Lease is other than the first and last day of the calendar year) shall be calculated as the total Operating Expenses for the full applicable Lease Year multiplied by the ratio of the number of days this Lease was in effect during such Lease Year divided by 365. Tenant shall pay its Tenant's Share of any such increases within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

               5.6 If the occupancy of the Building during any part of any Lease Year is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.6, "variable components" include only those component expenses that are affected by variations in occupancy levels. In the event Landlord determines in its reasonable discretion that different tenants are consuming materially different amounts of services (e.g. electricity or water), Landlord shall be entitled to specially allocate Operating Expenses to appropriately reflect actual usage. Notwithstanding the foregoing, Landlord shall not recover as Operating Expenses more than one hundred percent (100%) of the Operating Expenses actually paid by Landlord.

               5.7 Tenant shall further pay to Landlord, as Additional Rent, "Tenant's Share" (as hereinafter defined) of Taxes for each Lease Year. "Tenant's Share" shall be determined by multiplying Taxes for any Lease Year by Tenant's Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Share will be for such Lease Year and Tenant shall pay Tenant's Share as so estimated each month (the "Monthly Tax Payments"). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

               5.8 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the Building Complex and such statement shall set forth Tenant's Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Share of Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement; similarly, Tenant shall receive a credit if Tenant's Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder. If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised Taxes multiplied by Tenant's Building Percentage divided by the number of months remaining in such Lease Year.

               5.9 Tenant's Share of Taxes for any partial Lease Year (where the Commencement Date or Termination Date under this Lease is other than the first and last day of the calendar year) shall be calculated as the total Taxes for the full applicable Lease Year multiplied by the ratio of the number of days this Lease was in effect during such Lease Year divided by 365. Tenant shall pay its Tenant's Share of any such increases within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

               5.10 If the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed (the "Revised Taxes") shall be deemed the Taxes for such Lease Year. If in any year the Building Complex is less than one hundred percent (100%) occupied, the elements of Taxes which vary depending upon the occupancy of the Building Complex (e.g., Taxes attributable to the build out of leasable floor area), shall be adjusted to reflect such amount as would have been incurred had the Building Complex been at least one hundred percent (100%) occupied during such year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord's sole discretion. If any premises within the Building Complex contain tenant improvements materially more valuable than those of other premises, so as to affect the valuation for Tax purposes, Landlord shall be entitled to specially allocate Taxes among premises so as to appropriately reflect the contribution of each premises to the tax valuation of the Building Complex.

               5.11 Tenant's obligation with respect to Additional Rent and the payment of Tenant's Share of Operating Expenses and Tenant's Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right (in addition to its rights under Section 4.3) to retain the Letter of Credit, or so much thereof as it deems necessary, to secure payment of Tenant's Share of Operating Expenses and Tenant's Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

               5.12 In the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.

               5.13 In the event Tenant ceases to occupy (but still leases) the entire Premises or one or more floors of the Premises, Tenant shall receive a credit against Operating Expenses equal to the cost of electricity, janitorial service, water, HVAC and any other variable expenses saved as a result of such vacancy. In the event of such savings by Tenant or other tenants and/or consumption of utilities or services beyond building standard by Tenant or other tenants, Landlord may specially allocate individual expenses (for Tenant and other tenants) in such a manner as to more accurately reflect actual consumption of the utility or service in question.

                                   ARTICLE 6.
                       SERVICES TO BE PROVIDED BY LANDLORD

               6.1 Subject to Articles 5 and 10 herein, Landlord shall pay for and furnish to the Premises and/or Common Areas (as indicated below), the following services and utilities in accordance with standards comparable to other Comparable Buildings:

                      (a) Electrical facilities to furnish power to the Premises twenty-four (24) hours a day, seven (7) days a week, every day of the year, in the amounts stated in the Work Letter and incorporated herein by this reference, and to the Common Areas in amounts reasonably necessary to meet Common Area electrical needs in a manner consistent with other Comparable Buildings;

                      (b) Basic janitorial service to the Common Areas on a five
        (5) day week basis consistent with the services provided in Comparable Buildings. Tenant will, at Tenant's expense, provide its own janitorial services to the Premises consistent with those provided or required in tenant spaces for similar users in Comparable Buildings. Tenant's janitorial contractor and janitorial services specifications shall be subject to Landlord's prior reasonable approval, and Tenant's janitorial contractor shall comply with Landlord's reasonable and non-discriminatory rules and regulations regarding access to the Building and performance of janitorial services as set forth on Exhibit K attached hereto and incorporated herein by this reference (or, if none are attached, then such commercially reasonable and non-discriminatory rules and regulations as may hereafter be promulgated by Landlord);

                      (c) Air conditioning and heating to the Common Areas as reasonably required for comfortable use and occupancy under ordinary office conditions during the following periods ("Normal Business Hours"): 7:00 a.m. to 6:00 p.m., Mondays through Fridays, and 8:00 a.m. to 5:00 p.m., Saturdays, but not on Sundays or any legal holidays recognized by the United States Government. Tenant will be responsible for installing (including separate electrical deduct meters), maintaining and operating the HVAC system serving the Premises, and for that purpose the Premises include all or a portion of the "Air Handling Room" on each floor of the Building on which any portion of the Premises is present. This Lease assumes that Tenant will be using a pro rata share (based on usable square footage of the Premises to the total square footage of the Building) of the 700 ton chiller being installed by Landlord, and that Operating Expenses will include Tenant's Share of operation of that chiller. If Tenant wishes to use more or less than its pro rata share, Landlord and Tenant shall negotiate an equitable additional payment or credit, as applicable;

                      (d) Replacement of all standard fluorescent bulbs, ballasts, starters, tubes and all incandescent bulbs in the Premises, the Common Areas of the Building Complex, and other areas of the floors upon which Tenant is or becomes located and electrical and telephone closets, mechanical rooms, elevator lobbies, and restrooms (but only when Tenant occupies such floors or any portions thereof). Routine maintenance and electric lighting service for all Common Areas of the Building Complex in a manner consistent with other Comparable Buildings;

                      (e) Subject to regular repair and maintenance and controls by local or state mandates from time to time, at least two (2) automatically operated elevators during at all times to service the Building and at least one (1) automatically operated freight elevator subject to call at all times but whose availability is scheduled by Landlord, including Sundays and holidays;

                      (f) Landlord shall at all times furnish the Premises and Building core areas with reasonable quantities of water necessary for the use and occupation of the Premises, water fountains and restroom supplies in the Common Areas, and tepid and cold running water provided for general use and for lavatory and drinking purposes twenty-four (24) hours a day, seven (7) days a week;

                      (g) Exterior window washing with reasonable frequently (but no less than twice yearly) and visual inspection by Landlord's window washers of the exterior windows, window framing, and other structural parts of such windows to ascertain their water-tightness but only on an as-needed basis reasonably intended to provide the opportunity for Landlord to perform reasonably timely preventive or actual maintenance and repair work as required of it in accordance with this Lease; provided, however, Landlord shall, from time to time, as is reasonably needed to ensure that such window inspections are useful for their intended purpose, instruct or cause the instruction of, all such window washers as to the manner in which such inspections are to be undertaken, including but not limited to, the method of reporting the individual window inspection results to Landlord; and

                      (h) Tenant agrees to pay within thirty (30) days following Landlord's demand therefor all actual, reasonable and documented costs incurred by Landlord from time to time in providing all building services and utilities supplied to or used by Tenant and not otherwise separately metered that are in excess of or in addition to those standard building services and utilities which Landlord agrees to provide to Tenant in accordance with this Section 6.1 and based on Normal Business Hours (such excess and additional building services and utilities are referred to as "Additional Services"). Landlord shall provide to Tenant, upon request by Tenant, Additional Services requested by Tenant to the extent same can be provided by the Building systems. Landlord shall charge Tenant, and Tenant shall pay Landlord, for such Additional Services, without markup for profit, overhead, depreciation or administrative costs. All costs shall be prorated among all tenants then requesting comparable Additional Services during such time periods. Landlord shall use reasonable efforts to make such Additional Services available upon prior notice of not less than one (1) hour to Landlord's building management by an authorized representative of Tenant. Electrical service will be submetered as part of the Tenant Improvements. With respect to other services, Landlord may at any time cause a metering system or similar device to be installed to measure the amount of Building services, utilities and/or Additional Services consumed by Tenant or used in the Premises, which installation shall be at Landlord's expense. In addition, in the event Tenant desires to contest any charges for Additional Services levied by Landlord under this Section 6.1(h), Tenant may, as one of its remedies, have Landlord install in the Premises a switch and/or metering system. Unless it is determined from the switch and/or metering system that the charges for Additional Services levied by Landlord were excessive in relation to Tenant's actual use of the Additional Services, the cost of any such switch and/or metering system shall be paid for by Tenant, and Tenant agrees to pay Landlord, within thirty (30) days following Landlord's demand therefor, for the actual, reasonable and documented costs of all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable. If Tenant needs Additional Services and same may not be provided by Landlord's utilization of the existing Building systems, Tenant may install such additional equipment it needs to obtain such Additional Services, and Landlord shall allow Tenant the right to install such equipment in portions of the Premises or the Building that are reasonably necessary for such installation and use provided the installation does not adversely affect the existing Building systems.

               6.2 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; provided only that this release shall not apply to physical damage to persons or property (excluding consequential damages such as lost profits) to the extent the interruption is caused by the gross negligence or willful misconduct of Landlord and except as otherwise set forth in this Lease. It is further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Building Complex, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both, nor any other effect on the Building Complex by any structure erected or condition now or hereafter existing on lands adjacent to the Building Complex, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.

               6.3 Landlord shall have the right, upon reasonable prior notice to Tenant, to reduce or to require Tenant to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or mandatory energy-saving program.

               6.4 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

                                   ARTICLE 7.
                       REPAIRS AND MAINTENANCE BY LANDLORD

               7.1 Landlord shall provide for the cleaning, repair and maintenance of the Common Areas (including any latent defects in the Building Complex) in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except that Landlord shall be required to repair and maintain promptly, as part of Operating Expenses, in good working order and condition in a manner equal to other Comparable Buildings: (a) the exterior walls, (b) corridors, (c) windows, (d) roof, (e) integrated Building utility and mechanical systems (excluding the HVAC system serving the Premises, electrical, fire and life safety systems access control and monitoring systems, plumbing and other mechanics systems), (f) other Base Building elements and other structural elements and equipment of the Building Complex (including all points of connections for utilities), (g) base Building telecommunications,
(h) the Building structure, and (i) all Common Area restrooms, water fountains, and mechanical and janitorial closets, all stairwells, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees. Landlord shall consistently manage, maintain and operate the Building Complex and provide services and utilities in accordance with standards comparable to other Comparable Buildings.

               7.2 Landlord or Landlord's officers, agents, and representatives shall have the right (subject to any security regulations imposed by any governmental authority and industry standards), and subject to the restrictions set forth below in this Section 7.2, to enter all parts of the Premises to inspect, clean, make repairs, alterations, and additions to the Building Complex or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final nine (9) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof except as otherwise set forth in Article
23. Landlord's right of entry shall be subject to the following procedures and restrictions: (a) during normal business hours, Tenant shall have on duty at the Building Complex a designated "Entry Coordinator", with a designated back up for times the Entry Coordinator is busy or absent, (b) when employees of Landlord or Landlord's property manager (referred to herein as a "Visitor") wish to enter the Premises, they shall contact the Entry Coordinator, (c) the Entry Coordinator shall use reasonable best efforts to provide an escort for the Visitor immediately on request, but depending on availability of personnel may require that the entry be scheduled after reasonable prior notification but in no event more than three (3) hours in advance during normal business hours except in case of emergency, which shall be subject to the emergency procedure set forth below, (d) Tenant will escort the Visitor at all times during the entry, using a person sufficiently knowledgeable to be able to advise the Visitor about any procedures that the Visitor must follow to safely and properly carry out their task, (e) the Visitor shall comply with all safety restrictions prescribed by the Escort, (f) in the case of areas that are open to only very limited personnel, Landlord and Tenant shall consult with the goal of allowing Tenant to perform the desired task if that will better comport with entry restrictions. Landlord and Tenant will also each encourage the relevant employees to cooperate in informal fashion to make the entry process as smooth and efficient as possible for both sides. If Landlord is aware of a need for after hours entry (e.g. after-hours construction activity), Landlord shall schedule such entry at least twenty-four (24) hours in advance and Tenant shall provide an escort for the Visitor. Landlord and Tenant recognize that Landlord may in an emergency need rapid unscheduled entry. Tenant shall establish a procedure whereby Landlord can at all times contact a Tenant representative (again, with one or more back ups as necessary) who will be at the Premises to allow entry within fifteen (15) minutes of the call. Landlord shall utilize such emergency procedures and shall not enter the Premises without an escort, provided only that the parties recognize that in the event of a fire or similar event threatening significant damage to persons or property, Landlord or emergency personnel may be required to enter the Premises prior to arrival of the escort (but shall limit and/or delay such entry to the maximum extent practical so as to allow time for the escort to get to the Building Complex). In anticipation of the potential for an unescorted entry, Tenant shall use reasonable efforts to alert Landlord in advance as to any particular measures to be taken or sensitive areas to be avoided, and shall take reasonable measures to make such information available to emergency crews such as the Fire Department. If Landlord enters the Premises other than in compliance with this Section 7.2, then (subject to the provisions of this Lease relating to insurance and waiver of subrogation) Landlord shall be responsible for all damages to the extent caused by Landlord's negligence.

               7.3 Except as otherwise expressly provided in this Lease, Tenant hereby waives all rights it would otherwise have under Washington law to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

                                   ARTICLE 8.
                 REPAIRS AND CARE OF BUILDING COMPLEX BY TENANT

               8.1 If the Building, the Building Complex, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence or willful misconduct of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, and the cost thereof is not covered by insurance required to be maintained by Landlord under this Lease, a portion of the cost of which is paid for by Tenant as part of Operating Expenses, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within thirty (30) days after demand, subject to
Section 13.4 below. Notwithstanding the foregoing, Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is covered by insurance obtained by Landlord as part of Operating Expenses and is related to damage to the Building, Building structure and/or Building systems rather than to the Premises. Landlord shall have the exclusive right but not the obligation to make any repairs necessitated by such damage.

               8.2 Tenant shall not injure the Building Complex or the Premises and shall maintain the elements of the Premises not to be maintained by Landlord pursuant to this Lease in a clean, attractive condition and in good repair. If Tenant fails to keep the non-structural and non-Building systems elements of the Premises in good order, condition, and repair, Landlord may, if Tenant does not commence to cure the same within ten (10) days after receipt of written notice from Landlord, restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and within thirty (30) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, the cost of restoring the Premises to such good order and condition and of the making of such repairs plus a construction administration charge of five percent (5%) thereof. Tenant shall leave the Premises at the end of each business day in a safe and reasonably tidy condition. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord but shall remove all alterations and improvements to the Premises that Landlord directs, not less than thirty (30) days prior to the Expiration Date or (in the event of default-based termination), within ten (10) days after the Termination Date, be removed, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Tenant may, at the time of requesting Landlord's consent to alterations (or notifying Landlord of Minor Alterations), further request in writing that Landlord elect whether such alterations must be removed upon termination of the Lease. If Tenant so requests, Landlord shall make such election at the time of granting consent to the alteration (or if no consent is required, then within fifteen days of Tenant's request). Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

                                   ARTICLE 9.
                      TENANT'S EQUIPMENT AND INSTALLATIONS

               9.1 Tenant shall install, and shall at all times maintain in good working condition, such handling and safety equipment as is necessary for the appropriate and safe handling of all Hazardous Materials (as defined in Section 33 below) generated, used, stored or disposed of on the Premises by Tenant. Such equipment shall include but not be limited to (i) such hoods, ducting, filters, and air treatment equipment as is necessary to ensure that the air both within the Premises and after venting is in compliance with all Environmental Requirements (as defined in Section 33), and (ii) such storage and containment vessels for the handling and disposal of Hazardous Materials as are reasonably necessary to prevent any release thereof in violation of Environmental Requirements, and (iii) such emergency response equipment, including but not limited to showers, decontamination equipment, and the like, as is reasonably necessary to respond appropriately to any release of Hazardous Materials that threatens damage to persons or property or is otherwise in violation of Environmental Requirements.

               9.2 Prior to commencement of construction of Tenant's Improvements, Tenant shall identify the biosafety level(s) for which the Premises are designed, and the materials to be handled therein. Tenant shall further deliver to Landlord its Certifications (as defined in Article 33) showing that the Tenant Improvements as designed will allow Tenant to conduct its intended use be in compliance with all applicable laws and industry standards. Tenant shall further, prior to Tenant's commencement of business in the Premises, direct its third party consultant to review Tenant's safety manuals to confirm compliance with this Section 9, and to provide a copy of its report to Landlord.

Landlord's review of such reports and Certifications shall not in any way constitute any representation or opinion by Landlord as to the adequacy of Tenant's plans or manuals or make Landlord liable for any deficiencies therein. Landlord may request a re-review, at Tenant's expense, (i) if Tenant's work requires an increase in the biosafety level design (and Tenant shall notify Landlord of any such increase), and (ii) otherwise not more frequently than once every three (3) years or as needed for a change of Tenant's hazardous waste "usage."

                                   ARTICLE 10.
                                  FORCE MAJEURE

See Section 2.13.1.

                                   ARTICLE 11.
                CONSTRUCTION, MECHANICS' AND MATERIALMAN'S LIENS

               11.1 Tenant shall not suffer or permit any construction, mechanics' or materialman's lien to be filed against the Premises or any portion of the Building Complex by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Building Complex; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics' or materialman's lien against the Premises or any portion of the Building Complex.

               11.2 If any such construction, mechanics' or materialman's lien shall at any time be filed against the Premises or any portion of the Building Complex as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests after first providing Tenant with five (5) business days written notice. Any amounts paid by Landlord in connection with such action, and all other expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within thirty (30) days after demand.

                                   ARTICLE 12.
                                   ARBITRATION

               12.1 In the event that a dispute arises under Section 5.3 above, or if any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the "Association"). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties, including the prevailing party's recovery of attorney fees shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord's unlawful detainer rights under Washington law.

               Where, under this Lease, reference is made to "Expedited Arbitration, the following additional provisions shall apply: the dispute shall be resolved by a single arbitrator under the Commercial Arbitration Rules of the Association modified as follows: (i) the total time from date of demand for arbitration to final award shall not exceed twenty (20) days; (ii) the arbitrator shall be chosen by the Association without submittal of lists and subject to challenge only for good cause shown; (iii) all notices may be by telephone or other electronic communication with later confirmation in writing;
(iv) the time, date, and place of the hearing shall be set by the arbitrator in his or her sole discretion, provided that there shall be at least three (3) business days prior notice of the hearing; (v) there shall be no post-hearing briefs unless directed by the arbitrator; (vi) there shall be no discovery except by order of the arbitrator; and (vii) the arbitrator shall issue his or her award within seven (7) days after the close of the hearing.

                                   ARTICLE 13.
                                    INSURANCE

               13.1 Landlord shall maintain, as a part of Operating Expenses, fire and extended coverage insurance on the Building Complex in an amount equal to the full replacement cost of the Building Complex, with code compliance endorsement, subject to such deductibles as are carried by landlords of Comparable Buildings; provided that if the insurance to be provided by Landlord is carried under the program of insurance maintained by The Prudential Insurance Company of America for itself and its affiliates (the "Prudential Insurance Program"), then the deductible shall be the amount determined by Landlord. Such insurance shall be maintained with a licensed insurance company authorized to do business in the State of Washington and which is rated A- or better and has a financial size category of at least VIII in the most recent Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation) selected, and in amounts desired, by Landlord or Landlord's mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Building Complex; provided that if the insurance required under this Lease is carried under the Prudential Insurance Program, then such insurance may be maintained with any insurance company selected by Landlord. Landlord shall also maintain commercial general liability insurance or self-insurance in the minimum amounts of [*] per occurrence, [*] in the aggregate. Additionally, Landlord may maintain such additional insurance, including, without limitation, pollution insurance, earthquake insurance, flood insurance, insurance against vandalism, and liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord's program of self insurance, and in such event Operating Expenses shall include the portion of the actual cost of blanket insurance or reasonable imputed cost of self-insurance that is allocated to the Building Complex.

               13.2 Tenant, at its own expense, shall maintain with licensed insurers authorized to do business in the State of Washington and which are rated A- or better and have a financial size category of at least VIII in the most recent Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate [*];


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Products/Completed Operations Aggregate [*]; Each Occurrence [*]; Personal and
Advertising Injury [*]; Medical Payments [*] per person, (b) pollution legal liability to include clean up, bodily injury and legal liability with the following minimum limits: General Aggregate [*], Each Occurrence [*] (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate [*]; Each Occurrence [*]; (c) Workers' Compensation with statutory limits; (d) Employer's Liability insurance with the following limits: Bodily injury by disease per person [*]; Bodily injury by accident policy limit [*]; Bodily injury by disease policy limit [*]; and (e) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements (exclusive of the initial improvements constructed pursuant to Exhibit C), betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost with code compliance endorsement, with a deductible not to exceed $50,000, provided that Tenant may increase the deductible by providing Landlord an additional Security Deposit in the amount of the difference between Fifty Thousand Dollars ($50,000) and the deductible actually carried. At all times during the Term such insurance of Landlord and Tenant shall be maintained, and each party shall cause a current and valid certificate of such policies to be deposited with the other party. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within five (5) business days following Tenant's receipt of written notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within thirty (30) days after Tenant's receipt of Landlord's request for payment thereof. Said policy of liability insurance shall name Landlord, Landlord's managing agent and Tenant as the insureds. All insurance required to be carried by Tenant shall be on an occurrence basis, shall be primary and non-contributing with any insurance carried by Landlord, and shall be noncancellable with respect to Landlord except after thirty (30) days' written notice from the insurer to Landlord.

               13.3 Tenant may be required to adjust annually the amount of coverage established in Article 13.2 hereof to such amount as in Landlord's reasonable opinion adequately protects Landlord's interest; provided the same is consistent with the amount of coverage customarily required of comparable
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               13.4 Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Building Complex or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of
(i) fire and extended coverage insurance actually carried or required by this Lease to be carried by Landlord or Tenant or (ii) the liability insurance referred to in Article 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein," and shall provide that such party's insurer waives any right of recovery against the other party in connection with any such loss or damage.

               In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within thirty (30) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

                                   ARTICLE 14.
                                 QUIET ENJOYMENT

Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

                                   ARTICLE 15.
                                   ALTERATIONS

               15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term

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"Minor Alteration" refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not adversely affect the strength or structural integrity of the Building, (c) does not materially alter the biosafety improvements in the Premises, and (d) does not adversely affect the mechanical, electrical, HVAC or other systems of the Building or cause a material increase in utility consumption. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord's consent to any alteration, other than a Minor Alteration, may be conditioned, given, or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $250,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms to the then existing Specifications (as defined in Exhibit C). At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than ten (10) days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than twenty
(20) days in which to review and approve or disapprove said plans. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant's construction (collectively, "Tenant's Contractors"), Landlord's consent shall be deemed conditioned upon each of Tenant's Contractors (1) working in harmony and not unreasonably interfering with any laborer utilized by Landlord, Landlord's contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker's compensation coverage and, if required by Landlord, completion bonding, provided that Landlord will reasonably consider Tenant's request that bonding not be required where the contractor is of the stability and stature that Landlord would not require a bond for work done by that contractor for Landlord. If at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than
(A) the original installations of the Building, or (B) the then standards for Comparable Buildings. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant's Contractors. No alterations, modifications, or additions to the Building Complex or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval or directive of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Except for Minor Alterations, Landlord shall be entitled to require that Tenant pay a reasonable construction coordination fee to Landlord's property manager or other person or entity employed by Landlord to supervise and coordinate Tenant's work.

               15.2 Landlord's approval of Tenant's plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, any Environmental Requirements or the ADA. Landlord may, at its option, at Tenant's expense, require that Landlord's contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements.

               15.3 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant's Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times and with reasonable notice to Tenant, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.

                                   ARTICLE 16.
                   FURNITURE, FIXTURES, AND PERSONAL PROPERTY

               16.1 Tenant, at its sole cost and expense, may remove its removable trade fixtures, office supplies and moveable office furniture and equipment not attached to the Building Complex or Premises (provided that fixed lab tables, built-in fume hoods, and similar items shall not be deemed removable) provided:

                      (a) Such removal is made prior to the Expiration Date or the Termination Date;

                      (b) No Event of Default exists under this Lease at the time of such removal; and

                      (c) Tenant promptly repairs all damage caused by such removal.

               16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Building Complex or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of applicable law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases, lab tables (other than fixed lab tables) and hoods (other than built-in fume hoods), and any other article attached or affixed to the floor, wall, or ceiling of the Premises, shall at the election of Landlord either be removed or become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. Tenant may, at the time of requesting Landlord's consent to alterations (or notifying Landlord of Minor Alterations), further request in writing that Landlord elect whether such alterations must be removed upon termination of the Lease. If Tenant so requests, Landlord shall make such election at the time of granting consent to the alteration (or if no consent is required, then within fifteen days of Tenant's request).

               16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building Complex shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

                                   ARTICLE 17.
                        PERSONAL PROPERTY AND OTHER TAXES

               17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Building Complex (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the cost or value of those leasehold improvements exceeds the cost or value of the Tenant Improvement Allowance regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay the Landlord Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord with a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

                                   ARTICLE 18.
                            ASSIGNMENT AND SUBLETTING

               18.1 Tenant shall not, without the prior written consent of
Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. As further set forth in Section 18.3, Landlord's consent shall not be unreasonably withheld, conditioned or delayed, provided that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall, at Landlord's option, be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases.

               18.2 A sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the stock of Tenant if Tenant's stock is not publicly traded; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership or other business association, without the prior written consent of Landlord as provided above, shall, in any of the foregoing cases and whether or not accomplished by one or more related or unrelated transactions, constitute a Transfer for purposes of this Article 18.

               18.3 If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least fifteen (15) days prior to the proposed effective date of the Transfer, a written notice (the "Transfer Notice") which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee's or assignee's business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may request additional reasonable information concerning the consideration being paid Tenant for the Transfer or the uses, business reputation and experience and financial strength of the proposed sublessee or assignee (the "Additional Information"). Subject to Landlord's rights under Section 18.6, Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within fifteen (15) days of receipt of Tenant's Transfer Notice; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limiting the generality of the foregoing, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business that would materially adversely affect the public perception of the Building or unreasonably interfere with the proper functioning of the Building or its use and enjoyment by other tenants; or the general character or quality of the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant of or in active negotiations for space in the Building; provided that there is or will be sufficient space in the Building for such tenant (As used herein, "active negotiations" shall mean that one party has sent the other a letter of intent and the other party has expressed an intent to continue negotiations based thereon), (iv) the transferee is a governmental unit; (v) an Event of Default by Tenant has occurred; or (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Building Complex or any other tenant's lease within it. If Tenant disputes any failure of Landlord to grant consent to a Transfer, such dispute shall be resolved through Expedited Arbitration as provided in Article 12.

               18.4 Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.

               18.5 Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within thirty (30) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

                      (a) In the case of an assignment involving a lump sum paid in consideration of the assignment, [*] of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting (i) the cost of reasonable leasehold improvements paid for by Tenant in connection with such assignment, (ii) reasonable marketing costs and advertising costs, and
        (iii) reasonable cost of any real estate commissions incurred by Tenant in connection with such assignment.

                      (b) In the case of a subletting or an assignment with periodic payments of consideration, [*] of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, (ii) the reasonable cost of tenant improvements made by Tenant for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, (iii) reasonable marketing and advertising costs, and (iv) the reasonable cost of any real estate commissions incurred by Tenant in connection with such subletting, which shall be amortized over the term of the sublease.

               18.6 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations


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                                      -40-
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arising under this Lease as of the date of such assignment. Any such assignee shall, within thirty (30) days after written demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

               18.7 Notwithstanding the above, Tenant shall have the right to assign or sublet (with prior written notice to Landlord but without Landlord's consent) to any entity resulting from a merger, consolidation or restructuring (an "Exempt Assignment"), and Landlord's rights to participate in excess consideration, terminate this Lease, and reset the rent shall not apply to such Exempt Assignment. Furthermore, without limiting the generality of the foregoing, Tenant may sublease all or part of the Premises, without receipt of Landlord's consent, to any entity which acquires all or a substantial part of Tenant, or which is acquired in whole or in substantial part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant ("Affiliate"), or where a sublease is in conjunction with the sale to the sublessee of assets associated with use of the sublet space, all so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease.

                                   ARTICLE 19.
                                FIRE AND CASUALTY

               19.1 If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building Complex shall be damaged by fire or other casualty and any of the following applies: (a) any mortgagee under a mortgage or deed of trust covering the Building Complex requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire all or any portion of the mortgage debt, (b) the Building Complex is damaged as a result of a risk that is not covered by Landlord's insurance, (c) the Premises is materially damaged during the last year of the Term, or (d) Landlord reasonably estimates that the Premises and the Common Areas necessary for access to the Premises cannot be restored within twelve (12) months, then Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage or casualty, in which event the Lease shall terminate on the date set forth in such notice and Rent between the date of the casualty and the date of termination shall abate as provided hereunder. In cases of damage which does not meet one of the criteria set forth in subitems (a) through (e) above, and upon receipt of the insurance proceeds for the damage, Landlord shall restore and repair the Premises, provided, Landlord shall not be required to repair (i) any of Tenant's trade fixtures, personal property, machinery or equipment or (ii) any alterations installed by Tenant.

               19.2 If Landlord elects not to terminate this Lease as herein provided and any of the following ("Triggering Event") occurs: (a) Landlord notifies Tenant that Landlord reasonably estimates that repairs to the Premises and necessary portions of the Common Areas cannot be completed within twelve
(12) months (and Landlord shall deliver such estimate within forty-five days after the date of the casualty); or (b) repairs have not been Substantially Completed within fifteen (15) months after the date of damage (excepting that Landlord shall not be responsible for delays brought about by Force Majeure, as described in Article 10 hereof, except to the extent such Force Majeure delays the completion of construction beyond twenty-four (24) months after the date of casualty or for any delays caused by the acts or omissions of Tenant), then in any of the above instances, this Lease may be immediately terminated by Tenant by serving written notice upon Landlord within ten (10) business days after the date of the Triggering Event.

               19.3 If the damage to the Building Complex is due to a risk covered by insurance, Landlord shall repair and restore the Building Complex and/or the Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, fixtures, furnishings, or equipment or any alterations, additions, or improvements made by Tenant to the Premises pursuant to Article 15 of this Lease. Landlord's repair or restoration work shall not exceed the scope of work done in originally constructing the Building Complex and the Premises. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair thereof and Tenant's obligations to pay Rent shall continue unabated, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Premises are unfit for occupancy.

               19.4 Notwithstanding any other provision of this Lease, if the Premises or the Building Complex shall be totally or partially damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees, or invitees, and such damage is in whole or in part not covered by the insurance required of Landlord hereunder, then the non-covered damage shall be repaired at the expense of Tenant under the direction and supervision of Landlord, and Rent shall continue without abatement, except to the extent Landlord actually receives proceeds of rent abatement insurance attributable to Tenant's lease.

               19.5 The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Building Complex, and any statute or regulation of the State of Washington with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Building Complex.

                                   ARTICLE 20.
                                  CONDEMNATION

               20.1 If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken under the power of eminent domain, the Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Landlord under threat of condemnation shall constitute a "taking" for the purpose of this Article 20.

               20.2 In the event of a partial taking which does not result in a termination of the Lease under Section 20.1, Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of available condemnation proceeds.

               20.3 No temporary taking of the Premises or any part of the Premises and/or of Tenant's rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant.

               20.4 Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for (a) the taking of Tenant's movable and other personal property fixtures that Tenant is entitled to remove upon expiration of this Lease, (b) interruption of or damage to Tenant's business, (c) Tenant's unamortized cost of the Tenant Improvements to the extent paid for by Tenant (except to the extent such Tenant Improvements resulted in the removal of improvements paid for by Landlord), or (d) moving or relocation expenses, if a separate award for such items is made to Tenant. If this Lease is terminated as a result of any such exercise of the power of eminent domain, Rent shall be payable up to the date that possession is taken by the condemning authority; Landlord shall refund to Tenant any prepaid unaccrued Rent, less any sum then owing by Tenant to Landlord; and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term. If such condemnation does not result in the termination of this Lease, the Rent thereafter to be paid shall be proportionately reduced as to the space affected.

                                   ARTICLE 21.
                                  HOLD HARMLESS

               21.1 Tenant agrees to defend, with counsel reasonably approved by Landlord, all actions or claims against Landlord, any partner, trustee, stockholder, officer, director, employee, property manager or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building Complex and any other party having an interest therein (the "Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Building Complex arising from injury to or death of any person, or damage to or loss of property in, upon or about the Premises arising from any cause, except to the extent, if any, caused by the negligence or willful misconduct of any of the Indemnified Parties. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the Indemnified Parties with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein.

               21.2 To the extent covered by the insurance carried by Landlord on the Premises and Building Complex, the premiums of which are paid as part of Operating Expenses, Landlord agrees to defend, with counsel reasonably approved by Tenant, all actions or claims against Tenant, any partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building Complex and any other party having an interest therein (the "Tenant Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Tenant Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Tenant Indemnified Party is subject because of its estate or interest in the Premises or the Building Complex arising from injury to or death of any person, or damage to or loss of property in the Common Areas, except to the extent, if any, caused by the negligence or willful misconduct of any of the Tenant Indemnified Parties. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the Tenant Indemnified Parties with a full and complete indemnity from claims made by Landlord and its employees, to the extent provided herein.

               21.3 Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage to the extent caused by the acts or omissions of any other tenant, or such other tenant's agents, employees, licensees, or invitees, of the Building Complex. Except to the extent arising out of Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by persons on the Building Complex. Notwithstanding the foregoing, if the actions of other tenants in violation of applicable Rules and Regulations materially interfere with Tenant's use and enjoyment of the Premises, Landlord shall use commercially reasonable efforts (excluding any unlawful detainer proceedings or other litigation) comparable to those that would be used by other landlords of Comparable Buildings, to secure the compliance by other tenants of the Building with the relevant Rules and Regulations; provided, however, that Landlord shall not be liable to Tenant for any other occupant's or tenant's failure to conduct itself in accordance with the provisions of the Rules and Regulation, and, so long as Landlord is using such commercially reasonable efforts, Tenant shall not be released or excused from the performance of any of its obligations under the Lease solely because of any such failure.

               21.4 In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

               21.5 Notwithstanding any other provision of this Lease, Landlord and Tenant each agree that neither shall be liable to the other for consequential damages such as lost profits, and each waives any claim against the other, in tort or in contract, for consequential damages.

                                   ARTICLE 22.
                                DEFAULT BY TENANT

               22.1 The term "Event of Default" refers to the occurrence of any one (1) or more of the following:

                      (a) Failure of Tenant to pay when due any sum required to be paid hereunder, provided that Landlord shall not take action based on such default unless such failure is not cured within three (3) business days after written notice thereof (the "Monetary Default");

                      (b) Failure of Tenant, after fifteen (15) days after receipt of written notice thereof, to perform any of Tenant's obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such fifteen (15) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion and completes that cure within thirty (30) days;

                      (c) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially false; or

                      (d) If Tenant shall cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent (unless in the event such proceeds are involuntary, the insolvency petition is dismissed within sixty (60) days after the date it is filed), or shall make a transfer in fraud of creditors.

               22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

                      (a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable to Landlord for all actual costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs; provided, however, other than any costs incurred by Landlord in seeking or obtaining possession of the Premises, all of such costs incurred by Landlord in connection with the reletting of the Premises to a subsequent lessee shall be equitably prorated if Landlord's successive reletting of the Premises is for a term extending beyond the scheduled expiration of this Lease. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

                      (b) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington.

The "worth at the time of award" of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

               22.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant's property within the Premises after any Event of Default.

               22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

               22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.

               22.6 In addition to Landlord's rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent and Landlord's estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months following said cure. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord's estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

               22.7 Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

               22.8 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy. Landlord's acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

               22.9 In the event that Tenant's right of possession of the Premises is terminated prior to the end of the initial term by reason of default, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (12%) per annum) of the sum of (i) Tenant's Allowance and (ii) the amount of all commissions paid by Landlord in order to procure this Lease.

               22.10 Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions. If Landlord disputes the existence of an alleged failure to perform and/or default, that dispute shall be resolved by Expedited Arbitration, and Landlord shall be entitled to a further thirty (30) days after the decision of the arbitrator or, if the required performance cannot be completed within thirty (30) days, then the time reasonably required to cure so long as Landlord undertakes the cure within thirty (30) days and diligently and continuously attempts to complete the cure as soon as reasonably possible. If Landlord fails to cure the failure/default within such additional time after the decision of the arbitrator, then Tenant's exclusive remedies shall be specific performance and/or damages (plus rental abatement to the extent provided in this Lease).

                                   ARTICLE 23.
                      RENT ABATEMENT AND LEASE TERMINATION

               23.1 Rent Abatement. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for ten (10) consecutive business days or thirty (30) days in any twelve (12) month period, in each case after written notice to Landlord of the applicable event (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises, the Parking Facility and/or the Building that is not the result of a Force Majeure Event, (ii) any failure by Landlord to provide Tenant with services or access to the Premises, the Parking Facility and/or the Building, or (iii) because of the presence of Hazardous Materials in, on or around the Premises, the Building or the Site in violation of Environmental Requirements (other than those brought onto the Premises, Building or Site by Tenant) which pose a health risk to occupants of the Premises that under applicable Environmental Requirements require removal of employees from the Premises (each of the above being an "Abatement Event"), then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.

               23.2 Lease Termination. Notwithstanding the foregoing provisions of Section 23.1 above, (a) the provisions of Article 19 above and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Building Complex and (b) the provisions of Article 20 above and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Building Complex. Further, to the extent an Abatement Event prevents Tenant from using some or all of the Premises for more than forty-five (45) days, then upon the expiration of such forty-five (45) day period, the Abatement Event shall be deemed an event of damage or destruction, and shall be governed by Article 19 as though it had been so categorized on the date it commenced, and Landlord and Tenant shall have all the rights and remedies available under Article 19 for damage or destruction including the right of Tenant to terminate this Lease after the expiration of the applicable time periods set forth in Article 19 above, except (i) Landlord shall have fifteen (15) days after recategorization of the Abatement Event in which to notify Tenant of the time estimated for cure, and (ii) if the Abatement Event is being caused by Landlord's failure to maintain the Building Complex as required under this Lease (e.g. the Abatement Event is leaks caused by a continuing failure to fix the roof), then Landlord's rights to terminate pursuant to Article 19 shall not apply.

                                   ARTICLE 24.
                             [Intentionally Omitted]



                                   ARTICLE 25.
                                 ATTORNEYS' FEES

               25.1 All costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved in collecting rents or other amounts due to either party under this Lease, enforcing the obligations of Tenant or Landlord under this Lease, or protecting the rights or interests of Landlord or Tenant under this Lease, incurred in instituting and prosecuting legal proceedings or, in the case of Landlord, recovering possession of the Premises after default by Tenant or in the case of either Landlord or Tenant upon expiration or sooner termination of this Lease, shall be due and payable by the other party within thirty (30) days of receipt of an invoice therefor (and, in the case of Tenant, as additional rent).

               25.2 In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms "attorneys' fees" or "attorneys' fees and costs," or "costs and expenses" shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys' fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease. The term "prevailing party" within the meaning of this Section 25.2 shall include, but not be limited to, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached, or consideration substantially equal to the relief sought in the action.

                                   ARTICLE 26.
                                   NON-WAIVER

Except where the failure to take action within a specified period is specifically deemed under this Lease to constitute a waiver (e.g. failure to object to Operating Expense Statement within specified time), neither acceptance of any payment by Landlord from Tenant or by Tenant from Landlord nor, failure by Landlord or Tenant to complain of any action, non-action, or default of the other party shall constitute a waiver of any of the other party's rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party's duly authorized agent.

                                   ARTICLE 27.
                              RULES AND REGULATIONS

Such reasonable rules and regulations applying to all lessees in the Building Complex for the safety, care, and cleanliness of the Building Complex and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord (provided that such amendments shall not materially interfere with Tenant's use and enjoyment of the Premises as permitted under this Lease), all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Building Complex to comply with such rules and regulations but Landlord shall use commercially reasonable efforts (which shall exclude unlawful detainer proceedings and any other litigation) at least comparable to those that would be used by other landlords of Comparable Buildings, to secure compliance by other tenants of the Building with the rules and regulations if breach of such rule or regulation directly and materially interferes with Tenant's conduct of its business and Tenant has provided Landlord notice of such other tenant's breach of such rule or regulation. In the event the terms and provisions of this Lease conflict with the terms and provisions set forth on Exhibit D, the terms and provisions of this Lease shall apply.

                                   ARTICLE 28.
                             ASSIGNMENT BY LANDLORD

               28.1 Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Building Complex. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord's obligations by the transferee or assignee.

                                   ARTICLE 29.
                              LIABILITY OF LANDLORD

               29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Building Complex only with respect to events occurring during its and their respective ownership of the Building Complex. In addition, Tenant agrees to look solely to Landlord's interest in the Building Complex and the rents and proceeds thereof (including any sale, insurance and condemnation proceeds) for recovery of any judgment against Landlord arising in connection with this Lease, provided that this sentence shall cease to be operative during any period in which the Building Complex is encumbered with any deed of trust or mortgage in which the debt secured thereby at the time the deed of trust or mortgage is imposed exceeds eighty percent (80%) of the value of the Building Complex. It is agreed that no partner, shareholder, member, or officer of Landlord or any successor or assign of Landlord or any future owner of the Building Complex shall ever be personally liable for any judgment against Landlord.

                                   ARTICLE 30.
               SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATE

               30.1 Subordination. Subject to satisfaction of the provisions of this Section 30.2, this Lease, at Landlord's option, shall be subordinate to any present or future: mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building Complex (each, a "Superior Mortgage" and the holder thereof a "Superior Mortgagee"), and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such Superior Mortgage whether this Lease is dated earlier or later than the date of said Superior Mortgage or the date of recording thereof. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.

               30.2 Nondisturbance and Attornment Agreement. Landlord agrees that, prior to the commencement of Landlord's Work, it will provide Tenant with commercially reasonable non-disturbance, subordination and attornment agreements (each, a "non-disturbance agreement") in favor of Tenant from any Superior Mortgagee then in existence, one possible form of which is attached to the Lease as Exhibit I and made a part hereof but the substance of which shall contain at least those protections in favor of Tenant as are set forth in Exhibit I. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense. In the event Landlord fails to provide such commercially reasonable non-disturbance agreements within the time frame set forth herein, Tenant shall have the right, exercisable within thirty (30) days after expiration of such period, to give ten (10) business days' written notice to Landlord terminating the Lease. In the event Landlord does not provide Tenant with the foregoing described non-disturbance agreement within such (10) business day period, the Lease shall terminate and Landlord shall reimburse Tenant all of Tenant's out-of-pocket costs incurred in connection with the design and construction of the Tenant Improvements and Tenant's legal fees incurred in connection with the review and negotiation of the Lease and this provision shall survive the termination of the Lease.

               With respect to any Superior Mortgagee(s) of Landlord who later come(s) into existence at any time prior to the expiration of the Term of the Lease as it may be extended, then as a condition precedent to Tenant's agreement to be bound by the subordination of this Lease to that Superior Mortgage provided for in Section 30.1, Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant, one possible form of which is attached to this Lease as Exhibit I. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense.

               30.3 Estoppel Certificates. Each party shall, at such time or times as the other party may request, upon not less than ten (10) days' prior written request by the requesting party, sign and deliver to the requesting party a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether to the knowledge of the certifying party there are any defaults hereunder; and in the circumstances where Landlord is the requesting party, such other information and agreements as may be reasonably requested, provided that such matters do not require Tenant to obligate itself to undertake any additional acts other than providing notification to any holder of any mortgage of any act or failure to act hereunder by Landlord, it being intended that any such statement delivered pursuant to this Article may be relied upon by the requesting party and by any prospective purchaser of all or any portion of the requesting party's interest herein, or a holder or prospective holder of any mortgage encumbering the Building. Either party's failure to deliver such statement within five (5) days after the other party's second written request therefor shall constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by the other party of the matters set forth in the request for an estoppel certificate.

               30.4 Financial Statements. Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Building Complex, and to any encumbrancer of all or any portion of the Building or the Building Complex provided such party agrees to maintain all information in the Statements in a confidential manner. Tenant acknowledges the Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission of any Statements to Landlord. Notwithstanding the foregoing, delivery to Landlord of equivalent substantive filings with the Securities and Exchange Committee shall be sufficient to satisfy the requirements to Landlord pursuant to this Section 30.4.

                                   ARTICLE 31.
                                  HOLDING OVER

In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, an amount equal to 150% of the Base Rent otherwise provided for herein, during the time of holdover together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Tenant shall also be liable for any and all direct damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord within thirty (30) days of receipt of an invoice therefor. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease.

                                   ARTICLE 32.
                                      SIGNS

               32.1 No sign, symbol, or identifying marks shall be put upon the Building Complex, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord. Landlord hereby consents to Tenant placing its name and corporate logo on the Premises, the Building directory and Tenant's signage pursuant to local regulations and, if Tenant obtains approval from applicable regulatory authorities (which Landlord believes may currently pose some difficulties), on the Building Complex, all as set forth on Exhibit J (or, if no such regulations are prepared as of the date of execution of this Lease, then such reasonable provisions as may thereafter be promulgated by Landlord consistent with Tenant's rights hereunder). Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord and delivered to Tenant (the "Signage Criteria"). Landlord, at Landlord's sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable consistent with the Signage Criteria. Subject to regulatory approval, Tenant shall have the exclusive right to place its name and corporate logo on the exterior of the Building subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant's Building signage rights shall be transferable to an approved assignee or sublessee who takes at least sixty percent (60%) of the rentable square footage of the Building Complex.

                                   ARTICLE 33.
                               HAZARDOUS MATERIALS

               33.1 Compliance with Environmental Requirements. Except as otherwise permitted under this Article 33, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Building Complex or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Building Complex except in compliance with Environmental Requirements. This Article 33 shall apply to the Vivarium equally with the requirements of Exhibit E. Tenant shall be permitted to use those materials necessary to Tenant's Permitted Use, provided that all such use shall comply with all Environmental Requirements and this Lease.

               33.2 Definitions. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment and all industry standards, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act, the Chemical Hazards Regulation, the Transportation of Dangerous Goods Control Act and Regulation, and the Occupational Health and Safety Act and all state and local counterparts thereto; including but not limited to all applicable Washington requirements, including, but not limited to, the Washington Model Toxics Control Act, the Washington Industrial Safety and Health Act, and any policies or rules promulgated thereunder as well as any County or City ordinances (including King County waste management ordinances and regulations) that may operate independent of, or in conjunction with, the State programs, as well as the standards, policies and procedures set forth in the CDC/NIH publication Biosafety in Microbiological and Biomedical Laboratories, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease.

               The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof), natural gas, synthetic gas, polychlorinated biphenyls (PCBs), radioactive material, viruses and bioengineered materials, pharmaceuticals, Medical Waste as defined in 42 U.S.C. 6992 (1998) or any comparable law, drugs and other medical or research items and substances and any and all materials used in biomedical research for which special reporting, handling (including special security measures to prevent theft or misuse) and/or disposal is required. For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

               33.3 Covenants. With respect to any and all Hazardous Materials brought into the Building Complex by Tenant, its agents, employees, invitees, sublessees or contractors, Tenant shall, without any limitation and in addition to any other requirements of this Lease or any Environmental Requirements, and shall cause its agents, employees, invitees, sublessees and contractors to perform the following in a prompt, timely and complete manner:

                      33.3.1 Comply with all Environmental Requirements, including both requirements for the handling, use and disposal of Hazardous Materials (including security regulations designed to prevent theft or misuse of Hazardous Materials);

                      33.3.2 Comply with all Environmental Requirements for reporting, obtaining, keeping, and submitting manifests, permits, material data sheets, inspection reports, and storage, use and disposal documentation;

                      33.3.3 Maintain on the Premises true and correct copies of all documents responsive to Section 33.3.2 above that are required to be kept for inspection by applicable governmental authorities and/or are required to be available to Tenant's employees;

                      33.3.4 Deliver to Landlord, within one (1) business day after delivery to the applicable governmental entity, a copy of any notice, report, correspondence or documentation related to any alleged or actual violation or potential violation of any Environmental Requirements, provided that Tenant shall give Landlord verbal notice as soon as possible of any violation of Environmental Requirements involving an immanent threat of damage to persons or property;

                      33.3.5 Maintain, update in compliance with Environmental Requirements (as the same may be amended from time to time) and submit to Landlord complete, true and correct copies of Tenant's written handling procedures, handbooks and guidelines (provided that Tenant acknowledges that no action of Landlord shall make Landlord liable for the contents or inadequacies thereof);

                      33.3.6 Maintain, update in compliance with Law (as the same may be amended from time to time) and submit to Landlord complete, true and correct copies of Tenant's written emergency procedures relating to unauthorized release of Hazardous Materials (provided that Tenant acknowledges that no action of Landlord shall make Landlord liable for the contents or inadequacies thereof);

                      33.3.7 If Landlord believes it has reasonable cause to believe that a violation of this Article 33 or a hazardous situation involving Hazardous Materials may have occurred or is reasonably likely to occur, then within five (5) days of Landlord's request (or less as required by Landlord if Landlord believes that the situation involves potential imminent danger to persons or property), submit written reports to Landlord regarding (or at Landlord's option meet to discuss) Tenant's use, transportation, generation, treatment, storage and/or disposal of Hazardous Materials and provide evidence satisfactory to Landlord of Tenant's compliance with all Environmental Requirements and this Lease;

                      33.3.8 Conduct such periodic reviews of employee procedures and past practices as are customary in the industry to reasonably ensure compliance with all Environmental Requirements;

                      33.3.9 Allow Landlord and/or Landlord's agents and representatives to enter and inspect the Premises using the escort procedures of
Section 7.2 to check Tenant's compliance with all Environmental Requirements and/or inspect any documents or materials required to be maintained by Tenant under this Article 33, and fully cooperate and assist with any such investigation or inspection by Landlord and/or Landlord's agents and representatives;

                      33.3.10 On or before the Commencement Date, Tenant shall deliver to Landlord copies of one or more Certifications showing that it will be conducting its use within the Premises (including the Vivarium) in compliance with all Environmental Requirements. Tenant shall provide new or re-reviewed Certification as they are prepared in the normal course of business, but not less frequently than once every two (2) years. If no such Certification has been prepared within one (1) year prior to the time one is due, Tenant shall cause one to be prepared. If Tenant has prepared or received multiple Certifications, then all shall be delivered.

                      33.3.11 If Landlord reasonably believes that Tenant is not in compliance with all Environmental Requirements, Landlord may cause an independent review of Tenant's procedures for handling and disposing of Hazardous Materials to be conducted at Landlord's sole cost and expense (which shall not be included as part of Operating Expenses) by an independent third party consultant reasonably acceptable to Landlord and Tenant. If the independent review finds that Tenant is in violation of applicable Environmental Requirements, Tenant shall reimburse Landlord for the actual cost of the review within thirty (30) days of receipt of an invoice therefor from Landlord.

                      33.3.12 As used in this Lease, "Certification" means a review of the applicable facilities or procedures either (i) conducted by an Independent Third Party, or (ii) conducted by Tenant and reviewed and approved in writing by an Independent Third Party. As used with respect to Certifications, "Independent Third Party" shall mean either a private company that is not an Affiliate of Tenant or a governmental agency.

               33.4 Decommissioning. Prior to the expiration or earlier termination of the Lease Term, Tenant shall provide a decommissioning report prepared or reviewed by an independent third party showing Tenant's compliance with all decommissioning rules and regulations and demonstrating that the Premises have been left in a clean and uncontaminated state.

               33.5 Rules and Regulations. Tenant acknowledges that the Building Complex is dedicated to biotechnology tenants and that each tenant is potentially adversely affected by substances emanating from other premises. Tenant acknowledges and agrees that Landlord shall be entitled to promulgate such reasonable rules and regulations regarding use, disposal, treatment, generation, storage or sale of Hazardous Materials as may be appropriate to protect against cross-contamination between premises. Notwithstanding the existence or non-existence of such regulations, Landlord shall not be liable for the effect of one tenant on another tenant's space. Further, regardless of whether Landlord promulgates such regulations, Tenant agrees that it shall take all reasonable measures necessary to prevent the intrusion of any Hazardous Materials brought into the Building Complex by Tenant, its agents, employees, invitees, sublessees or contractors, into the Common Areas or the premises of other tenants.

               33.6 Landlord Access to Verify Compliance. After written notice to Tenant of a known or suspected violation or breach of this Article 33 by Tenant, and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon the Premises (using the procedures of Section 7.2) and take such actions and incur such costs and expenses to effect such compliance as it deems advisable or necessary to comply with Environmental Requirements and protect its interest in the Premises and/or Building Complex; provided that Landlord shall not be obligated to give Tenant notice or an opportunity to effect such compliance if (i) delay might result in harm to the Premises or Building Complex, or (ii) an emergency exists. Tenant shall reimburse Landlord upon receipt of invoice for the costs and expenses incurred by Landlord in connection with such compliance activities.

               33.7 Upon an Event of Default by Tenant under this Article 33, in addition to the rights and remedies set forth elsewhere in the Lease, if applicable regulatory agencies require remedy within a lesser time period than is permitted under this Lease, then Landlord shall be entitled at its option to terminate this Lease if Tenant does not remedy any breach of this Article 33 within such time periods as applicable regulatory agencies may direct.

               33.8 Tenant Violation Costs are Additional Rent. Any and all costs incurred by, claimed against or charged against Landlord that are related to Tenant's violation of any provision of this Article 33, including without limitation those associated with Landlord's monitoring of Tenant's compliance with this Article 33 relating to such violation and including, without limitation, Landlord's attorneys' fees and costs relating to such violation, shall be Additional Rent and shall be due and payable by Tenant to Landlord within thirty (30) days of Tenant's receipt of invoice from Landlord. Furthermore, Tenant shall be fully and completely responsible for any and all cleanup costs, compliance costs and any and all other charges, fees, penalties (civil and criminal) or costs imposed by any governmental authority with respect to the use, presence, disposal, transportation, storage, generation and/or sale of Hazardous Materials in or about the Premises or Building Complex to the extent attributable to Tenant's use of the Premises or the Building Complex.

               33.9 Tenant shall indemnify, defend (with counsel acceptable to Landlord) and save the Indemnified Parties (as defined in Section 21.1) harmless from any and all costs, damages, claims, fees, penalties and charges assessed or threatened against, imposed upon, or suffered by the Indemnified Parties to the extent arising out of the use, presence, disposal, transportation, storage, generation and/or sale of Hazardous Materials on or about the Premises or Building Complex by Tenant, its employees, agents, officers, invitees, contractors, permittees, assignees or sublessees. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the Indemnified Parties with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein.

               33.10 Representations and Warranties. Tenant represents and warrants to Landlord that:

                      33.10.1 Tenant is familiar and proficient with all Environmental Requirements involved in or Tenant's use of the Premises;

                      33.10.2 Tenant's business, research and other practices on the Premises shall comply with all Environmental Requirements; and

                      33.10.3 Tenant has prepared written guidelines, handbooks and procedures (collectively, "Handbooks") in compliance with all Environmental Requirements, shall continually update and amend the same as required by any changes to or new Environmental Requirements, and shall train all personnel on the Premises to comply with all Environmental Requirements.

               33.11 No Waiver of Statute of Limitations. The provisions of this
Article 33 shall survive the expiration or termination of the Lease with respect to any events occurring prior to such expiration or termination, provided that this provision shall not be deemed to waive any applicable statute of limitation.

                                   ARTICLE 34.
                   COMPLIANCE WITH LAWS AND OTHER REGULATIONS

               34.1 Tenant's Obligations. Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities including, but not limited to, the ADA, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Landlord or Tenant insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises (collectively, "Compliance Requirements"). Notwithstanding the preceding sentence, Tenant shall have no responsibility or liability for Compliance Requirements that relate to the entire Building or entire Building Complex and are not the result of a "Trigger Event" (as defined below), and to the extent the same are applicable to Landlord and Landlord is required by the applicable governmental authority to take such action, Landlord shall promptly make such modifications to the Building, Building Complex and Premises as are necessary to comply with such Compliance Requirements, and the cost thereof shall be borne by Landlord except to the extent that such costs and expenses are includable in Operating Expenses under this Lease. Further, Tenant shall not be required to satisfy any Compliance Requirements applicable to improvements (i) outside the Premises or (ii) requiring work on any Building systems or Building structural elements within the Premises (including without limitation, the sprinkler system in the Premises or the electrical and plumbing systems) except, in each case, to the extent the Compliance Requirement is applicable to improvements constructed by Tenant or otherwise arises out of a Trigger Event. All requirements applicable to laboratory use within the Premises (as opposed to general office use) shall be deemed to arise out of "Tenant's particular use" even though there may be other laboratory users in the Building Complex. Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the ADA. As used herein, the term "Trigger Event" means one or more of the following events or circumstances:

                      (a) Tenant's particular use of the Premises (other than normal office uses);

                      (b) The manner of conduct of Tenant's business or operation of its installations, equipment or other property outside those of normal office use;

                      (c) The performance of any alterations or the installation of any Tenant systems; or

                      (d) The breach of any of Tenant's obligations under this Lease.

               34.2 Quality of Construction. Landlord hereby represents to Tenant that to the best of Landlord's knowledge (i) the Building and Building Complex already constructed and to be constructed by Landlord or Landlord's contractor and (ii) that portion of the Premises to be constructed by Landlord or Landlord's contractor, have been or will be constructed, free of all asbestos containing materials ("ACM") and in compliance, in all material respects, with all governmental regulations, ordinances, and laws as existing and interpreted as of the later of the time of construction or the execution of this Lease, including laws pertaining to disabled access and laws pertaining to Hazardous Materials (such laws as existing, interpreted and enforceable against Landlord and the Building Complex at the later of the time of construction or the execution of this Lease being referred to herein as "Applicable Laws"). Landlord, at Landlord's cost, will be fully responsible for making all alterations and repairs to Landlord's Work, which shall not be included as Operating Expenses, (a) required by governmental authorities in order to comply with Applicable Laws, including the ADA, or (b) required by governmental authorities to remove any and all ACM discovered at any time to have existed in Landlord's Work as of the Commencement Date.

                                   ARTICLE 35.
                                  SEVERABILITY

This Lease shall be construed in accordance with the laws of the State of Washington. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

                                   ARTICLE 36.
                                     NOTICES

               36.1 Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed as follows:

                      If to Landlord:

                                 Life Sciences Building, LLC
                                 Touchstone Corporation
                                 2025 First Avenue, Suite 790
                                 Seattle, WA 98121
                                 Attention:  Jim D. O'Hanlon

                      With a copy by the same method to:

                                 c/o The Prudential Insurance Company of America 8 Campus Drive, 4th Floor
                                 Parsippany, New Jersey 07054
                                 Attention: Legal Department

                      With a copy by the same method to:

                                 Touchstone Corporation
                                 2025 First Avenue, Suite 790
                                 Seattle, WA 98121
                                 Attention:  Jim D. O'Hanlon

                      If to Tenant: (If prior to the Commencement Date)

                                 Corixa Corporation
                                 1124 Columbia Street, Suite 200
                                 Seattle, Washington  98104
                                 Attention:  Chief Financial Officer

                                 (If on or after the Commencement Date)
                                 to the Premises
                                 Attention:  Chief Financial Officer

               36.2 Notice hereunder shall become effective upon (a) delivery in case of personal delivery and (b) receipt or refusal in case of certified or registered mail or delivery by overnight courier.

               36.3 Prior to the Commencement Date, the address for notices to Tenant shall be the address set forth below its signature hereto; after the Commencement Date, the address for notices to Tenant shall be as herein above set forth. Such address may be changed from time to time by either party serving notice as provided above.

                                   ARTICLE 37.
                  OBLIGATIONS OF SUCCESSORS, PLURALITY, GENDER

Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

                                   ARTICLE 38.
                                ENTIRE AGREEMENT

               38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

               38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

                                   ARTICLE 39.
                                    CAPTIONS

Paragraph captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.

                                   ARTICLE 40.
                                     CHANGES

Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified.



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                                   ARTICLE 41.
                                    AUTHORITY

All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

                                   ARTICLE 42.
                                    BROKERAGE

Tenant represents and warrants to Landlord that it has dealt only with The Staubauch Company (collectively "Tenant's Broker") in negotiation of this Lease. Landlord discloses that Landlord's listing broker is Insignia Kidder Mathews (collectively, the "Landlord's Broker"), although Landlord's Broker did not participate in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Landlord's Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord shall pay directly to Tenant's Broker a commission equal to $6.50 per rentable square foot, which commission shall be payable as follows: (a) fifty percent (50%) upon satisfaction of both mutual lease execution and Landlord's receipt of its first construction draw, and (b) fifty percent (50%) within thirty (30) days following Tenant's first payment to Landlord of monthly Base Rent or Additional Rent under this Lease. Except for amounts owing to Landlord's Broker and Tenant's Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord's agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.



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                                   ARTICLE 43.
                                    EXHIBITS

Exhibits A through K are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

                                   ARTICLE 44.
                               ACCESS AND SECURITY

               44.1 Access. The Premises include the right of Tenant to ingress and egress thereto and therefrom twenty-four (24) hours a day, seven (7) days a week; however, Landlord reserves the right to make changes and alterations to the Building Complex, fixtures and equipment thereof, to the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

               44.2 Security. Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, every day of the year, on-site Building security equipment, and systems. Such security shall include an access control (security) system, which shall include card readers, electrical strikes and door controls at designated elevators and exterior entrances. Tenant acknowledges that Landlord makes no representation or warranty with respect to the effectiveness of such security system and is not liable for it being breached. Final security system will be in accordance with the construction drawings provided to Tenant prior to Lease execution. If Tenant wishes to establish or install any automated and/or non-automated security system in, on or about the Premises, Tenant shall first notify Landlord of Tenant's plan for any such system, and Landlord shall review the plan and approve said plan if such installation will not adversely affect the Building Structure and/or Building Systems. If Landlord approves any such plan and Tenant establishes or installs any automated and/or non-automated security system in, on or about the Premises, and should such system materially adversely affect the Premises or the Building or other tenants therein, Landlord shall subsequently have the right to review Tenant's security system from time to time and request Tenant to make reasonable changes in personnel and/or equipment. Tenant shall make such requested changes within a reasonable time thereafter. Landlord shall, subject to code compliance and Landlord's reasonable rules and regulations, allow Tenant to use the internal "fire staircases" to travel between floors in the Building to the extent permitted by applicable laws. Landlord may, but is not required to provide on-site security personnel. If any

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disruptive activity (such as picketing) occurs that is directed at Tenant's operations, Landlord may specially allocate to Tenant the cost of security personnel to protect the Building Complex and its occupants from such disruptions.

                                   ARTICLE 45.
             PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease or any of its provisions.

                                   ARTICLE 46.
                                    RECORDING

Neither party shall record this Lease but will, at the request of the other party, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

                                   ARTICLE 47.
                              MORTGAGEE PROTECTION

Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

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                                   ARTICLE 48.
                                     SHORING

If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, except as otherwise set forth in Article 19, without any claim for damages or indemnity or abatement of rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.

                                   ARTICLE 49.
                                     PARKING

               49.1 Parking.

                      49.1.1 Tenant shall also have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees, on a first come first served, unassigned basis, a number of spaces equal to Tenant's Parking Allocation (as defined below) in the parking area provided by Landlord for the parking of passenger automobiles for the Building (the "Parking Facility"), other than parking spaces designated as "Handicapped Parking", "Loading Area" or as may be otherwise reserved or allocated (the "Excluded Parking Areas"). Landlord may issue parking permits, install a gate system, utilize valet parking and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in any Excluded Parking Areas, and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant's parking in the course of such repairs or alterations.

                      49.1.2 Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas. The initial market rate per parking stall shall not exceed One Hundred Fifty and no/100 Dollars ($150.00) and the market rate per parking shall not exceed rates charged by owners or operators of other comparable garage facilities in other Comparable Buildings. Such parking charges shall be payable in advance with Tenant's payment of

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Monthly Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant.

                      49.1.3 Tenant acknowledges that the Building is or will be subject to a Transportation Management Plan ("TMP"), which TMP seeks to achieve the goals set forth on Exhibit F Tenant agrees to cooperate with Landlord in implementation of the TMP, including but not limited to satisfying the Supplemental TMP requirements shown on Exhibit F.

                      49.1.4 As used herein, "Tenant's Parking Allocation" means a number determined by (a) multiplying (i) one (1) stall by (ii) the rentable square feet in the Premises divided by 1,000, and (b) rounding that product down to the nearest whole number.

                                   ARTICLE 50.
                               ELECTRICAL CAPACITY

The Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply the Tenant's electrical requirements upon written request of the Tenant shall be installed by the Landlord at the sole cost and expense of the Tenant, if the same will not cause or create a dangerous or hazardous condition or entail alterations which would have an adverse affect on Building structure or Building systems or would unreasonably interfere with or unreasonably disrupt other tenants or occupants (including other tenants' ability to use the risers at the same time). In addition to the installation of such riser or risers, the Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

                                   ARTICLE 51.
                             OPTIONS TO EXTEND LEASE

               51.1 Grant of Option. Tenant is granted the right to extend the term of this Lease ("Extension Right") beyond the expiration date of the initial term for [*] (each an "Extended Term"). The first day of the first Extended Term shall commence on the day immediately following the last day of the Term and the first day of the second Extended Term shall commence on the date immediately following the last day of the first Extended Term. The Extension Right is personal to Tenant and may not be exercised by any sublessee or assignee except an assignee by Exempt Assignment. Tenant may not exercise its Extension Right if there is an Event of Default under Section 22.1(a) that has not been cured within the applicable cure period or there is an Event of Default by Tenant under any other subsection of Section 22.1 (those two circumstances being collectively "Breach Events"), or if there has ever been more than two Breach


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Events in any twelve (12) month period. If there shall exist Breach Event which would invalidate Tenant's exercise of its Extension Right, then within three (3) business days after Landlord's receipt of Tenant's notice of its intent to exercise the Extension Right, Landlord shall so notify Tenant of the Breach Event whereupon Tenant shall have five (5) days thereafter to cure the Breach Event if it is a Monetary Default and fifteen (15) days to commence the cure of any non-Monetary Default and which is capable of being cured and to thereafter diligently pursue such cure to completion and complete such cure within thirty
(30) days. Provided that from and after any such notices to Tenant from Landlord Tenant shall have so cured such Monetary Default or non-Monetary Default, Tenant's exercise of the Extension Right shall not be invalidated by Landlord or otherwise void, provided further that this right to cure shall not be available to restore the extinguishment of the Extension Right where such extinguishment is due to there having been Breach Event more than two (2) times in any twelve
(12) month period. Tenant may exercise its Extension Right by delivering written notice thereof to Landlord not later than twelve (12) months prior to the expiration of the initial term or first Extended Term, as applicable. In the Extended Term, all terms and conditions of this Lease shall apply except (a) the Base Monthly Rent for the Extended Term shall be the then prevailing Fair Market Rent, provided that in no event shall the Base Monthly Rent for either Extended Term be less than the Base Monthly Rent for the last month of the immediately preceding term, (b) that after exercise of the option with respect to the initial Extended Term, Tenant shall have no further right to extend the term other than for the second Extended Term, and (c) if the term of this Lease is extended for the second Extended Term, Tenant shall have no further rights to extend the term of this Lease. Tenant's Extension Right with respect to the second Extended Term shall be of no further force or effect if Tenant's exercise of the Extension Right for the first Extended Term is not made or is ineffective for any reason.

               51.2 Determination of Fair Market Rent. The term "Fair Market Rent" for the purposes of this Lease shall mean the annual amount per rentable square foot that what a willing, comparable tenant would pay, and a willing, comparable landlord of a non-sublease, non-encumbered, non-equity, similarly serviced, comparably improved and situated biotechnical research/office building would accept for similarly sized and situated Premises for a comparable use for a comparable period of time under a lease with comparable terms to that of this Lease (but for the resetting of annual Base Rent) ("Comparable Transactions"). The setting of Fair Market Rent shall involve only an adjustment of Base Rent, and shall not require Landlord to grant any other concession such as tenant improvement allowances. Nevertheless, in setting such Fair Market Rent in relation to other contemporaneous transactions in the market, appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause, the extent of Tenant's liability under the Lease, brokerage commissions, length of lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same Base Rent that

Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the Base Rent that Landlord would otherwise make, and receive in Comparable Transactions. With respect to Tenant and any successor to Tenant by merger or acquisition, for the purposes of setting Fair Market Rent the Premises shall be deemed improved only with Landlord's Work and the building standard tenant improvements available that would have been built had the Tenant Improvement Allowance been [*] per usable square foot and not with any (a) alterations and improvements paid for out-of-pocket by Tenant or (b) tenant improvements above the [*] per usable square foot allowance provided by Landlord. With respect to any other renewing Tenant (e.g. an assignee other than by merger or asset acquisition), the Fair Market Rent shall be set based on the actual condition of the Premises or (at Landlord's option) the condition in which Tenant would be required to leave the Premises upon expiration of the Lease.

               51.3 Resolution of Determination of Fair Market Rent if There is a Dispute. If Landlord and Tenant are not able to agree on the Fair Market Rent for the Extended Term within thirty (30) days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined as follows: Landlord and Tenant shall each select an appraiser with at least ten (10) years of experience in the Seattle/King County biotechnical market. Failure on the part of Tenant or Landlord to timely appoint an appraiser shall constitute a waiver of the right to appoint the appraiser. If the two (2) appraisers are unable to agree within ten (10) business days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). If the appraisers are unable to agree upon such appointment within seven (7) business days after the expiration of such seven (7) business day period, the Neutral Appraiser shall be selected by the parties themselves, if they can agree thereon within a further period of seven (7) business days. If the parties do not so agree, then either party, on behalf of both of them, may request appointment of such a qualified person by the then Presiding Judge of the Superior Court in and for the City of Seattle, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. Within twenty (20) days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rent set forth in the appraisal submitted by the appraiser appointed by a party that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser. Each party shall pay the fee and expenses of its respective appraiser and both shall share the fee and expenses of the Neutral Appraiser, if any.

               51.4 Amendment to Memorialize Extension. If Tenant timely exercises the Extension Right, Landlord and Tenant shall promptly execute an amendment to this Lease which shall confirm the Base Monthly Rent during the Extension Term.


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                                   ARTICLE 52.
                     TELECOMMUNICATIONS LINES AND EQUIPMENT

               52.1 Location of Tenant's Equipment and Landlord Consent.

                      52.1.1 Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises only with Landlord's prior written consent, which consent may not be unreasonably withheld or conditioned for uses consistent with the services needed by Landlord and the other tenants in the Building Complex. Landlord shall respond to any written request for consent within ten (10) business days after receipt of the request. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord. Landlord shall make riser and/or cabling space available within the Building Complex for the Lines consistent with the services needed by Landlord and the other tenants in the Building Complex. Any request for consent shall contain such information as Landlord may reasonably request.

                      52.1.2 Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

                      52.1.3 If Landlord consents to Tenant's proposal, Tenant shall pay all of Tenant's and Landlord's actual and reasonable third party costs in connection therewith (including without limitation all costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant's sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

                      52.1.4 Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous condition (whether such Lines were installed by Tenant or any other party), within five (5) business days after written notice.

               52.2 Reallocation of Line Space. Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party; provided that such reallocation shall not result in Tenant having less than Tenant's



                                      -72-
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Building Percentage of the available riser space and provided such relocation is at Landlord's sole cost and expense.

               52.3 Line Problems. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant's requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

               52.4 Electromagnetic Fields. If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation as detailed on Schedule 2 attached hereto, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant's sole cost and expense as Landlord may require in its reasonable discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

               52.5 Removal of Electrical and Telecommunications Wires.

                      52.5.1 Upon installation of the Lines, Landlord shall by written notice to Tenant notify Tenant of its election to:

                      (a) Retain any or all Lines installed by Tenant in the risers of the Building;

                      (b) Remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines ("Wire Restoration Work"). Landlord shall perform such Wire Restoration Work at Tenant's sole cost and expense; or

                      (c) Require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense.

                      52.5.2 In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable



                                      -73-
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wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

                      52.5.3 In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within ten (10) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant's Letter of Credit toward the payment of such unpaid costs relative to the Wiring Restoration Work. The retention or application of such Letter of Credit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease for a period of four (4) years.

                                   ARTICLE 53.
                                      ERISA

Tenant hereby represents and warrants to Landlord that (i) Tenant is not a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of The Prudential Insurance Company of America, and (ii) no portion of or interest in the Lease will be treated as a "plan asset" within the meaning of Regulation 29 CFR
Section 2510.3-101 issued by the Department of Labor.

                          ARTICLE 54. SECURITY DEPOSIT

               54.1 Security Deposit. Landlord and Tenant agree that Tenant shall provide to Landlord a security deposit ("Security Deposit") the initial amount of [*].

               54.2 Letter of Credit. The Security Deposit shall be in the form of a Letter of Credit, subject to the following additional terms and conditions:

                      54.2.1 (a) Tenant shall cause a Letter of Credit, in the amount of the Security Deposit to be issued by a financial institution reasonably acceptable to Landlord and Tenant (the "L/C Bank") in favor of Landlord, and its successors, assigns and transferees; (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until the earlier of the date Landlord acknowledges Tenant has completed all restoration obligations under the Lease or sixty (60) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord within fifteen (15) days after full execution of this Lease. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this
Section 54.2. Subject to this Article 54, but anything else in this Lease to the contrary notwithstanding, all of Tenant's rights and


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all of Landlord's obligations under this Lease are strictly contingent on
Tenant's delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

                      54.2.2 Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Section 54.2. Upon the payment of Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant's failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant's failure to carry out its obligations under this Lease. In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under RCW Ch. 62A (as provided above) to secure Tenant's obligations under this Lease. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Basic Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Basic Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Section 54.2 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder. In no event shall Tenant be required to deposit or post at any time any amount which would result in Landlord's having a Security Deposit larger than the then-required amount of the Letter of Credit after giving effect to all Scheduled Decreases to which Tenant shall then be entitled under the provisions of this Section 54.2. Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code's automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this
Section 54.2. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this

Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return of any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the L/C Bank.

                      54.2.3 Applicable Definitions.

        "Draw Event" means each of the following events:

        (a) the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by a Monetary Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to a Monetary Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events: (i) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty
        (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty
        (60) days;

        (b) the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, at the reduced amount, if any, applicable under Section 54.2, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, and, except as expressly provided in Section 54.2, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;

        (c) the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within ten days after the amount is due;

        (d) the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord (or, if Landlord is prevented from giving notice by application of the bankruptcy code's automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within thirty (30) days from the date of the breach); or

        (e) Landlord's election to make an application of the Security Deposit as provided in Section 54.4.

"Draw Proceeds" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

"L/C Bank" means any United States bank which is approved by Landlord in Landlord's discretion.

"Letter of Credit" means that certain one-year irrevocable letter of credit, in the amount set forth in Article 54, issued by the L/C Bank, as required under
Section 54.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be in substantially the same form as attached Exhibit G.

                      54.2.4 If the Security Deposit is in the form of a Letter of Credit, then notwithstanding the preceding or any other provision of this Lease or the Letter of Credit to the contrary, the parties understand and agree that: (a) the annual anniversary dates of this Lease and the annual extension date(s) of the Letter of Credit could be different due to the Letter of Credit possibly being posted on a date other than the first (1st) day of the anniversary of the date of this Lease; and (b) due to such non-synchronous timing as described in the immediately preceding clause, there could be certain periods when Tenant is entitled to a Scheduled Decrease that is not yet reflected in the Letter of Credit because the Scheduled Decrease occurs only upon the extension date of the Letter of Credit, and not upon the anniversary of the date of this Lease; and (c) notwithstanding that the then-face amount of the Letter of Credit may exceed the amount that Landlord is entitled to draw upon under the Lease because a Scheduled Decrease has not yet been given effect under the Letter of Credit for the reasons described in the immediately preceding sub-items (a) and (b), Landlord shall not be entitled to, nor shall Landlord, draw upon the Letter of Credit in an amount which would result in Landlord's obtaining proceeds from the Letter of Credit which include all or any portion of that amount which should otherwise have been a Scheduled Decrease to such Letter of Credit to which Tenant is otherwise entitled under this Lease.

               54.3 Scheduled Decreases. Commencing on the first annual anniversary of the Commencement Date, the Security Deposit shall be decreased automatically on each annual anniversary of the Commencement Date of this Lease by an amount equal to [*] of the original Security Deposit (a "Scheduled Decrease") down to a minimum amount equal to the sum of [*] after the date of the Scheduled Decrease, provided that all of the following are satisfied (and continue to be satisfied during any month for which a reduction in the Security Deposit is sought):

                      54.3.1 Tenant having achieved at least [*] per quarter in total product sales and/or royalty revenues (e.g., excluding sales of assets or rights outside the ordinary course of business) for the prior four (4) consecutive quarters, which Tenant shall establish by its duly filed 10Q statements accompanied by the prior fiscal year's audited financial statement but which may be subject to further verification by Landlord; and

                      54.3.2 Tenant having achieved [*] for the four prior (4) consecutive quarters, which Tenant shall establish by its duly filed 10Q statements accompanied by the prior fiscal year's audited financial statement, but which may be subject to further verification by Landlord.

               54.4 Application to Demolition/Restoration. If Landlord elects to restore portions of the Premises to original shell and core (or conducts equivalent demolition in the context of creating different Tenant improvements), at least thirty (30) days prior to the expiration of the Lease Term or, if the Lease is terminated prior to the natural expiration of the Lease Term, then within thirty (30) days of the date of such termination, Landlord shall send written notice to Tenant of its election to apply a portion of the Security Deposit (up to a maximum amount of [*] to Landlord's actual costs of demolition/restoration of the Premises to the original shell and core condition, as reasonably estimated by Landlord's contractor. Landlord shall not be entitled to apply any portion of the Security Deposit and Tenant shall not be required to pay for any new tenant improvements to the Premises, it being understood and agreed by the parties that the portion of the Security Deposit authorized herein shall only be used by Landlord for the actual cost of removing existing tenant improvements within the Premises, as reasonably estimated by Landlord's contractor.

               54.5 Transfer of Letter of Credit. If Landlord transfers its interest in the Premises, or any portion thereof, during the Term, Landlord may transfer the Security Deposit (whether in the form of cash or if Tenant has provided a Letter of Credit, then the Letter of Credit and any and all Draw Proceeds then held by Landlord) to the transferee


----------

* Confidential treatment requested.

and thereafter will have no further liability with respect to the Security Deposit, including, without limitation, any liability for the return of the Letter of Credit (if issued). Landlord shall pay any and all fees or costs (whether payable to the L/C Bank or otherwise) in order to effect such transfer of the Letter of Credit.


                                   ARTICLE 55.
                           RIGHT OF FIRST OPPORTUNITY

               55.1 Grant of Right of First Opportunity. This Right of First Opportunity shall apply to all premises in the Building Complex outside the Premises. With respect to space that has never been leased ("First Generation Space"), Landlord shall notify Tenant at such time as Landlord commences to negotiate a letter of intent with a prospective tenant, identifying the space that is under negotiation (the "First Generation Offered Space"). Tenant shall have fifteen (15) days after receipt of Landlord's notice in which to elect in writing to exercise this Right of First Opportunity with respect to all the First Generation Offered Space. If Tenant exercises its Right of First Opportunity with respect to the First Generation Offered Space, it shall be added to this Lease and all terms and conditions of this Lease shall apply except that (a) there shall be no Supplemental Tenant Improvement Allowance and the Tenant Improvement Allowance shall be the amount of the initial Tenant Improvement Allowance per usable square foot multiplied by the ratio that the number of months remaining in the initial Lease Term at the commencement date of the First Generation Offered Space bears to the total number of months in the initial Lease Term, and (b) the amount of the Security Deposit shall be increased by an amount equal to (i) the per rentable square foot amount of the Security Deposit then required to be provided by Tenant with respect to the Premises prior to the addition of such space, multiplied by (ii) the rentable area of the space being added to the Premises. If Tenant does not exercise its Right of First Opportunity with respect to the First Generation Offered Space, Landlord shall be entitled to lease the space to another tenant on such terms as Landlord deems fit, and the First Generation Offered Space shall not again be subject to the Right of First Opportunity until it has become Second Generation Space.

               55.2 Second Generation Space. With respect to premises that have been under lease ("Second Generation Space"), Landlord shall notify Tenant of the availability of such space (the "Second Generation Offered Space"), provided that with respect to scheduled expirations, Landlord's notice shall be not earlier than nine (9) months prior to the scheduled expiration of the lease on the Second Generation Offered Space. Second Generation Space shall be considered available only if it is not then subject to any rights of a tenant to renew their lease or expand their premises as set forth in their lease and is not then subject to any active negotiations between Landlord and the existing tenant. As used herein, "active negotiations" shall mean that the existing tenant has affirmatively expressed an intent and desire to continue occupancy and/or Landlord has communicated an offer that is under discussion. Tenant shall have fifteen (15) days after receipt of

Landlord's notice to elect in writing to take the Second Generation Offered Space. If Tenant exercises its Right of First Opportunity with respect to the Second Generation Offered Space, it shall be added to this Lease and all terms and conditions of this Lease shall apply except that (a) there shall be no tenant improvement allowances, (b) the amount of the Security Deposit shall be increased by an amount equal to (i) the per rentable square foot amount of the Security Deposit then required to be provided by Tenant with respect to the Premises prior to the addition of such space, multiplied by (ii) the rentable area of the space being added to the Premises, and (c) to the extent the Second Generation Offered Space includes tenant improvements that cost in excess of [*] per usable square foot ("Supplemental TI's") and the Second Generation Offered Space has been under lease for less than fifteen (15) years after the installation of such Supplemental TI's, then the Base Rent shall be increased to reflect a continuing amortization of the Supplemental TI's on a fifteen (15) year amortization with interest at twelve percent (12%) per annum,. If Tenant does not exercise its Right of First Opportunity with respect to the Second Generation Offered Space, Landlord shall be entitled to lease the space to another tenant on such terms as Landlord deems fit, and the Second Generation Offered Space shall not again be subject to the Right of First Opportunity until it has become Second Generation Space again.

               55.3 If Tenant exercises its Right of First Opportunity, Landlord and Tenant shall promptly execute an amendment to this Lease which shall confirm the addition of the First Generation Offered Space or Second Generation Offered Space, as applicable, the new Monthly Base Rent, the revised Tenant's Share and if necessary, add a new Work Letter Agreement (substantially in the form used in connection with the initial tenant improvements) relating to the tenant improvement allowance, if any.

               IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

                                             TENANT:

                                             CORIXA CORPORATION, a Delaware
                                             corporation

                                             By:
                                                --------------------------------

                                                --------------------------------
                                                   [Printed Name and Title]


----------

* Confidential treatment requested.

                                             LANDLORD:

                                             LIFE SCIENCES BUILDING, LLC



                                             By:
                                                --------------------------------

                                                --------------------------------
                                                    [Printed Name and Title]

STATE OF WASHINGTON      )
                         : ss.
COUNTY OF ___________    )

        I certify that I know or have satisfactory evidence that ________________________ is the person who appeared before me, and s/he acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the _______________________ of __________________________, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

        Dated this ____ day of _______________________, 200__.


                                    ____________________________________________
                                    [Signature of Notary]


                                    ____________________________________________
                                    [Print Name of Notary] Notary Public in and
                                    for the State of Washington, residing at
                                    _______________. My commission expires:
                                    ______________.

STATE OF WASHINGTON   )
                             : ss.
COUNTY OF ___________ )

        I certify that I know or have satisfactory evidence that ________________________ is the person who appeared before me, and s/he acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the _______________________ of __________________________, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

        Dated this ____ day of _______________________, 200__.


                                    ____________________________________________
                                    [Signature of Notary]


                                    ____________________________________________
                                    [Print Name of Notary] Notary Public in and
                                    for the State of Washington, residing at
                                    _______________. My commission expires:
                                    ______________.

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE 1. PREMISES...................................................................1

ARTICLE 2. TERM AND CONDITION OF PREMISES.............................................2

ARTICLE 3. USE, NUISANCE, OR HAZARD...................................................8

ARTICLE 4. RENT.......................................................................9

ARTICLE 5. OPERATING EXPENSES AND TAXES..............................................12

ARTICLE 6. SERVICES TO BE PROVIDED BY LANDLORD.......................................23

ARTICLE 7. REPAIRS AND MAINTENANCE BY LANDLORD.......................................26

ARTICLE 8. REPAIRS AND CARE OF BUILDING COMPLEX BY TENANT............................28

ARTICLE 9. TENANT'S EQUIPMENT AND INSTALLATIONS......................................29

ARTICLE 10. FORCE MAJEURE............................................................30

ARTICLE 11. CONSTRUCTION, MECHANICS' AND MATERIALMAN'S LIENS.........................30

ARTICLE 12. ARBITRATION..............................................................31

ARTICLE 13. INSURANCE................................................................32

ARTICLE 14. QUIET ENJOYMENT..........................................................34

ARTICLE 15. ALTERATIONS..............................................................34

ARTICLE 16. FURNITURE, FIXTURES, AND PERSONAL PROPERTY...............................36

ARTICLE 17. PERSONAL PROPERTY AND OTHER TAXES........................................37

ARTICLE 18. ASSIGNMENT AND SUBLETTING................................................38

ARTICLE 19. FIRE AND CASUALTY........................................................41

ARTICLE 20. CONDEMNATION.............................................................42

ARTICLE 21. HOLD HARMLESS............................................................43

ARTICLE 22. DEFAULT BY TENANT........................................................45

ARTICLE 23. RENT ABATEMENT AND LEASE TERMINATION.....................................49

ARTICLE 24. [Intentionally Omitted]..................................................51

ARTICLE 25. ATTORNEYS' FEES..........................................................51

ARTICLE 26. NON-WAIVER...............................................................52

ARTICLE 27. RULES AND REGULATIONS....................................................52

ARTICLE 28. ASSIGNMENT BY LANDLORD...................................................53

ARTICLE 29. LIABILITY OF LANDLORD....................................................53

ARTICLE 30. SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATE.......................53

ARTICLE 31. HOLDING OVER.............................................................55

ARTICLE 32. SIGNS....................................................................55

ARTICLE 33. HAZARDOUS MATERIALS......................................................56

ARTICLE 34. COMPLIANCE WITH LAWS AND OTHER REGULATIONS...............................61

ARTICLE 35. SEVERABILITY.............................................................62

ARTICLE 36. NOTICES..................................................................62

ARTICLE 37. OBLIGATIONS OF SUCCESSORS, PLURALITY, GENDER.............................64

ARTICLE 38. ENTIRE AGREEMENT.........................................................64

ARTICLE 39. CAPTIONS.................................................................64

ARTICLE 40. CHANGES..................................................................64

ARTICLE 41. AUTHORITY................................................................65

ARTICLE 42. BROKERAGE................................................................65

ARTICLE 43. EXHIBITS.................................................................66

ARTICLE 44. ACCESS AND SECURITY......................................................66

ARTICLE 45. PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY...................67

ARTICLE 46. RECORDING................................................................67

ARTICLE 47. MORTGAGEE PROTECTION.....................................................67

ARTICLE 48. SHORING..................................................................68

ARTICLE 49. PARKING..................................................................68

ARTICLE 50. ELECTRICAL CAPACITY......................................................69

ARTICLE 51. OPTIONS TO EXTEND LEASE..................................................69

ARTICLE 52. TELECOMMUNICATIONS LINES AND EQUIPMENT...................................72

ARTICLE 53. ERISA....................................................................74

ARTICLE 54. SECURITY DEPOSIT.........................................................74

ARTICLE 55. RIGHT OF FIRST OPPORTUNITY...............................................79




EXHIBITS

EXHIBIT A   - Legal Description of Premises
EXHIBIT B   - Depiction of Premises
EXHIBIT C   - Work Letter Agreement
EXHIBIT D   - Rules and Regulations
EXHIBIT E   - Animal Research and Vivarium
EXHIBIT F   - Transportation Management Plan
EXHIBIT G   - Form of Letter of Credit
EXHIBIT H   - Plans and Specifications for Landlord's Work
EXHIBIT I   - Form of Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT J   - Tenant's Signage
EXHIBIT K   - Janitorial Specifications